Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252980
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 19, 2021)
3,200,000 Shares

Common Stock
We are offering 3,200,000 shares of our common stock.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “APEI.” On February 24, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $29.67 per share.
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	PER SHARE	TOTAL
Public offering price	$25.00	$80,000,000
Underwriting discounts and commissions(1)	$1.375	$4,400,000
Proceeds, before expenses, to us	$23.625	$75,600,000
(1)
We have agreed to reimburse the underwriters for certain expenses. We refer you to the section of this prospectus supplement entitled “Underwriting” beginning on page S-58 for additional information regarding total underwriting compensation.

Delivery of the shares of common stock is expected to be made on or about March 1, 2021.
We have granted the underwriters an option for a period of 30 days to purchase up to an additional 480,000 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $5,060,000, and the total proceeds to us, before expenses, will be $86,940,000.
Joint Book-Running Managers
Truist Securities	William Blair
Passive Book-Running Manager
B. Riley Securities
Co-Managers
Barrington Research	Sidoti & Company, LLC
The date of this prospectus supplement is February 25, 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-252980) that we filed with the Securities and Exchange Commission, or SEC, on February 11, 2021 and was declared effective by the SEC on February 19, 2021, pursuant to which we may from time to time offer various securities in one or more offerings.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and/or changes information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. All information appearing in this prospectus supplement and the accompanying prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.
Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision.
This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this document. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have filed with the SEC and incorporated by reference in this document, is accurate only as of the date of this prospectus supplement or the date specified in those documents, as applicable. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
We are offering to sell, and seeking offers to buy, and the underwriters are soliciting offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement, the accompanying prospectus, the information incorporated herein or therein by reference, and any free writing prospectus contain or may contain references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade
S-i

names, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners.
When we refer to “we,” “our,” “us,” and the “Company” and similar terms in this prospectus supplement, we mean American Public Education, Inc. and its subsidiaries collectively, unless the context indicates otherwise.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8, and under similar headings in other documents filed after the date of this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Company
American Public Education, Inc., or APEI, is a provider of online and campus-based postsecondary education through our wholly owned institutions. At APEI, we believe that everyone deserves to realize their purpose—and that no one should be written out of an education due to limitations of time, money, or location. We are driven by the belief that education should be accessible to all, not reserved for the few. Since its inception, APEI has helped more than 110,000 alumni on the path toward achieving their dreams. We call that Purpose Made Possible.
Our institutions of higher learning offer programs designed to help students advance in their current occupation, or prepare for their next career, and develop the competencies that enable them to make meaningful contributions to their profession and society. Our institutions currently consist of:
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American Public University System, Inc., or APUS, provides online postsecondary education directed primarily at the needs of the military, military-affiliated, public service and service-minded communities through American Military University, or AMU, and American Public University, or APU.

•
National Education Seminars, Inc., which we refer to as Hondros College of Nursing, or HCN, provides nursing education through a blend of on campus and online learning to serve the needs of nursing and healthcare communities.

On October 28, 2020, we entered into a definitive agreement to acquire Rasmussen University, a nursing- and health sciences-focused institution serving students at campuses across six states and online, which we refer to as the Rasmussen Acquisition. The Rasmussen Acquisition is expected to close in the third quarter of 2021, subject to the satisfaction or waiver of closing conditions that include, among others, regulatory review by the United States Department of Education, or ED, approval by the Higher Learning Commission, and approval by or notices to other regulatory and accrediting bodies.
Our Strategy
APEI, through its subsidiary institutions, is focused on providing a Higher Education Return on Investment. We call this HEROI to reflect not only the value proposition that we make to our prospective and enrolled students, but also to recognize the importance of the real “heroes” in the primary student segments that we serve – individuals who serve the country and society at large. APEI’s heritage is one of “serving those who serve” including military and veterans, public service communities like police, firefighters, first responders, nurses, and those who serve the country in fields like homeland security, intelligence, cybersecurity, information technology, and related fields.
In September 2019, Angela Selden became our Chief Executive Officer. Since then, APEI began and has continued the process of resetting and re-positioning the company for growth. This first phase of the reset and re-positioning was focused on stabilizing and returning the core businesses to growth, as well as identifying APEI’s path forward.

Results in 2020 reflected strong progress towards these goals, as APUS grew net student registrations by 11.5%, made investments in technology to improve the student experience, and allocated additional marketing resources to focus on students for whom our value proposition is highly attractive. At HCN, student enrollments grew 18%, which we believe reflects not just the secular demand for nursing, but the improvements in processes, outcomes, and offerings that HCN implemented.
The improved results at HCN and the secular demand for nursing highlighted by the COVID-19 pandemic contributed to APEI’s renewed focus on nursing education as a foundational element in our growth plan. We also solidified APEI’s mission and focus on HEROI, emphasizing the high affordability of our offerings and the high quality of our outcomes. As we transform the enterprise to focus on growth, we are also transforming how we think about and define high quality of outcomes. As an enterprise that predominantly serves working and/or adult learners, our students are intensely focused on initial job attainment or progression and advancement in a current career path, and we are focused on providing skills and training that can help facilitate that path to employment for our students.
As part of this phase of our transformation for growth, our strategy is organized around areas where we believe we have “the right to win.” We expect to differentiate ourselves and our offerings by being deliberate, and not generic, about where we compete. That also means that we will draw on our heritage of “serving those who serve” to help define our opportunities.
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At APUS, we will continue to focus on being the top educator to active-duty military and veterans. APUS, through AMU, enjoys strong brand recognition with the veterans community, and we plan to make our unique value proposition more widely known and accessible to the veterans and military-affiliated communities.

•
At HCN, we believe we are well positioned to serve society’s growing need for nurses. We are focused on expanding the nursing opportunities at Hondros through both geographic campus expansion as well as programmatic expansion. In April 2020, HCN began offering classes at a new campus in Indianapolis, Indiana, and in April 2021, HCN expects to begin offering classes at an additional campus in Akron, Ohio. HCN will continue exploring opportunities to add campus locations, aligned with accreditor requirements, to meet the needs of students and marketplace demands, as well as new nursing and healthcare education programs, such as the Direct Entry ADN option, which was first offered in October 2019.

Consistent with the themes of HEROI, “serving those who serve”, and being deliberate about where APEI can win in the marketplace, during 2020 we focused on nursing education with an emphasis on pre-licensure programs. This focus led to our agreement to acquire Rasmussen University. Upon closing of the transaction, which is subject to the satisfaction or waiver of closing conditions, the acquisition of Rasmussen will create what we believe is the largest pre-licensure national nursing platform in the United States. Rasmussen has over 8,000 nursing students at its 24 campuses across six states and online with over 90% of those students pursuing a pre-licensure nursing degree at the PN, ADN, or BSN (Bachelor of Science, Nursing) level. On its own, Rasmussen enrolls the largest number of ADN students in the United States and together with HCN’s nearly 2,100 nursing students, APEI will oversee what we believe is the largest population of PN and ADN students in the country. Collectively, following the closing of the transaction and assuming the opening of a new campus at Rasmussen in Dallas, Texas and HCN’s new campus in Akron, Ohio, APEI’s nursing footprint will cover 32 campuses across nine states. We believe that the collective scale, programmatic and educational expertise, and regulatory understanding, positions us well to serve society’s and the medical system’s needs for nurses.
Both HCN and Rasmussen are primarily focused on “creating new nurses” by preparing and training nursing students to enter the nursing profession as licensed nurses as opposed to furthering the credentials of already-licensed nurses. Given the myriad state and regulatory approvals necessary, the investment in physical campus facilities, the specialized programmatic knowledge and related accreditations, clinical placement requirements, the lengthy time to receive approval to grow nursing enrollments and various standards that nursing schools must meet, we believe nursing education – and in particular first or pre-licensure nursing education – provides us with opportunities to distance ourselves from our competitors.
In addition to its concentration in pre-licensure programs, Rasmussen has developed what we believe to be a comprehensive “ladder” of nursing programs and degrees. This ladder includes the PN, ADN and BSN pre-licensure programs, as well as the RN to BSN, MSN and Doctorate of Nurse Practice post-licensure programs with a Masters programs in Advanced Nurse Practitioner expected to be launched in 2021. We believe that these post-licensure programs offer additional opportunities to serve the nursing profession especially as licensed nurses move into nursing education and nursing administration, often later in their careers. We anticipate future growth across the nursing platform to come from geographic campus expansion, both in existing states and new states, programmatic offering expansion, as well as potentially through additional acquisitions.
In our next phase of transforming APEI for growth, we intend to focus on expanding on the ways in which we deliver on our goal of “Purpose Made Possible”. We expect to continue to focus on career training and degrees that provide real skills and provide pathways to employment in identifiable jobs. To support growth in our existing businesses and to diversify our business model, we plan to continue to assess and pursue strategic investments and acquisitions in addition to the Rasmussen Acquisition. Our investment and acquisition strategy includes a focus on investing in nursing and healthcare education as well as investing in companies that bridge postsecondary education to employment, to improve economic mobility for adult learners, in particular those in the military, national security and public service communities, through a combination of educational offerings and workforce-related solutions.
Pending Rasmussen Acquisition
On October 28, 2020, we entered into a definitive agreement to acquire Rasmussen University, a nursing- and health sciences-focused institution serving over 18,000 students at its 24 campuses across six states and online. Pursuant to the terms of a Membership Interest Purchase Agreement, we agreed to purchase from FAH Education, LLC, all of the units of membership interests in Rasmussen, LLC, Rasmussen University’s parent company, for $300 million in cash and $29 million in shares of a new series of non-voting preferred stock to be issued at the closing of the Rasmussen Acquisition (or, at our election, up to an additional $29 million in cash in lieu thereof), subject to customary adjustments, including for net working capital, cash and debt of the acquired companies. The Rasmussen Acquisition is expected to close in the third quarter of 2021, subject to the satisfaction or waiver of closing conditions that include, among others, regulatory review by ED, approval by the Higher Learning Commission, and approval by or notices to other regulatory and accrediting bodies. We are relying on the availability of financing under a commitment letter for debt financing, or alternative financing, to fund a portion of the purchase price for the Rasmussen Acquisition.
Recent Developments
While we have not finalized our full financial results and operational data for the quarter and year ended December 31, 2020, we anticipate the following registrations, enrollment and revenue with respect to the periods shown below:
Preliminary Registration and Enrollment Information:
	2020	2019
American Public University System(1)
For the three months ended December 31,
Net Course Registrations by New Students	11,600	9,900
Net Course Registrations	88,400	79,800

For the twelve months ended December 31,
Net Course Registrations by New Students	47,400	40,200
Net Course Registrations	353,100	316,700

As of December 31,
APUS Total Student Enrollment(2)	90,400	81,000
	2020	2019
Hondros College of Nursing(3)
For the three months ended December 31,
New Student Enrollment	710	529
HCN Total Student Enrollment	2,139	1,595

	2020	2019
Rasmussen University
As of December 31,
Total Student Enrollment	18,197	17,196
(1)	APUS Net Course Registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
(2)
APUS Student Enrollment represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received. Excludes students in doctoral programs.

(3)	HCN Student Enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
Preliminary Revenue Information:
(in thousands, except percentages)
	2020	2019	Percent Change (Year-over-Year)
Revenue for year ended December 31, (Consolidated)(1)	$321,785	$286,270	12.4%
Revenue for three months ended December 31, (Consolidated)(1)	$85,909	$74,381	15.5%

APEI Segment
For the year ended December 31,	$285,766	$256,899	11.2%
For the three months ended December 31,	$75,515	$66,513	13.5%

HCN Segment
Revenue for year ended December 31,	$36,091	$29,479	22.4%
Revenue for three months ended December 31,	$10,409	$7,895	31.8%
(1)
Gives effect to the elimination of intersegment revenue in consolidation related to revenue earned by the APEI Segment for the value of courses taken by HCN Segment employees at APUS charged to the HCN Segment.

The preliminary registration, enrollment and revenue information set forth above has not been audited or reviewed by our independent registered public accounting firm. In addition, the preliminary registration, enrollment and revenue information does not present all information necessary for an understanding of the Company’s financial condition and liquidity as of December 31, 2020 and its results of operations for the quarter and year ended December 31, 2020 and is subject to change in connection with the preparation of our financial statements for the year ended December 31, 2020. Accordingly, you should not place undue reliance on this information.
Summary of Risk Factors
We are subject to a variety of risks and uncertainties, including risks that could have a material adverse effect on our business, financial condition, results of operations, and cash flows. The following summary of the principal factors that make an investment in our securities speculative or risky should not be relied upon as an exhaustive summary of the material risks facing us. Please see the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8 and similar headings in other documents filed after the date of this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus for additional information on the risks we face.
Risks Related to the COVID-19 Pandemic
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The COVID-19 pandemic has caused us to adjust our operations, which could adversely affect the student experience, and could have additional adverse effects on our business, financial condition, or results of operations.

•
Changes to our teaching methodology, at HCN, including as a result of COVID-19, could have an adverse impact on outcomes, which could reduce our enrollments and revenue, limit our ability to offer educational programs, and potentially lead to litigation that could be costly to us.

Risks Related to Attracting and Retaining Students
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Our success and financial performance depend on the effectiveness of our ability to market our programs and attract students who persist in our institutions’ programs. If we are unable to effectively market our programs, including through strong relationships with, and access to, various military installations and installation education centers, our operating results would be negatively affected.

•	Enrollments and course registrations by active duty service members may be adversely affected by a variety of factors not directly related to education programs.
•
Our revenue and number of students would decrease if APUS is no longer able to receive funds under Department of Defense, or DoD, tuition assistance, or TA, programs or if tuition assistance is reduced, eliminated, or suspended.

•	Changes our institutions may make to improve the student experience and enhance their ability to identify and enroll students who are likely to succeed may adversely affect our institutions.
•	If our institutions are unable to successfully adjust to future market demands on a timely basis and in a cost-effective manner, our performance may be impaired.
•	Strong competition in the postsecondary education market, military market, or from non-traditional offerings, could decrease our institutions’ market share and increase our cost of acquiring students.
Risks Related to the Regulation of Our Industry
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If we or our institutions fail to comply with extensive regulatory requirements or to maintain their institutional accreditation and state authorization, we and our institutions could face a decline in student enrollment, and penalties and restrictions on operations, including loss of access to DoD tuition assistance programs, Title IV of the Higher Education Act of 1965, or Title IV, programs, Department of Veterans Affairs, or VA, and federal student loans and grants.

•	Changes in the postsecondary regulatory environment, including as a result of United States, or U.S., federal elections, have impacted and may impact our institutions.
•
The inability of our institutions’ graduates to obtain professional licensure, employment, or other outcomes in their chosen fields of study could reduce our enrollments and revenue, limit our ability to offer educational programs, and potentially lead to litigation that could be costly to us.

•
A failure of HCN to satisfy accreditation standards, including specific student achievement indicators, could have a material adverse impact on HCN’s student enrollment and our and HCN’s revenue, cash flows, and results of operations.

•	If one or more of our institutions does not comply with the 90/10 Rule, it or they will lose eligibility to participate in federal student financial aid programs.
Risks Related to Our Business
•	There are risks related to the acquisition of Rasmussen University, including:
○
the acquisition may not be completed on the anticipated timeline, or at all, which could adversely impact our business, results of operations, financial condition, and the market price of our common stock;

○	we are relying on the availability of financing under a commitment letter for debt financing, or alternative financing, to fund a portion of the purchase price for the acquisition;
○	the significant transaction and integration costs we have incurred and expect to incur in connection with the acquisition whether or not the transaction closes;
○	the risks related to the integration of Rasmussen’s business and our ability to realize the expected benefits of the acquisition;
○
risks related to incurring substantial debt under the term loan facilities that we have entered into in connection with financing the acquisition, the cost of servicing that debt, and our ability in the future to service that debt; and

○	Rasmussen University may have liabilities that are not known to us.
•	Our business could be harmed if our institutions experience a disruption in their ability to process Title IV financial aid or participate in DoD tuition assistance programs.
•
We have implemented a shared services model, and challenges encountered due to the ongoing operation and potential continued expansion of this model may cause strategic or operational challenges and adversely impact us.

•	Efforts to diversify our business outside of the traditional areas served by our institutions may provide strategic and operational challenges that we are not prepared or able to address.
•
As part of our business strategy, we have entered into, and may enter into or seek to enter into, business combinations and acquisitions that may be difficult to integrate, disrupt our business, dilute stockholder value, or divert management attention.

•	We may need additional capital in the future, but there is no assurance that funds will be available to us on acceptable terms.
•	We may not be able to successfully manage and limit our exposure to bad debt.
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If we are unable to attract and retain management, faculty, administrators, and skilled personnel, our business and growth prospects could be severely harmed, and changes in management could cause disruption and uncertainty.

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Economic and market conditions in the U.S. and abroad, including as a result of COVID-19, and changes in interest rates, could affect our enrollments, success with placement, and persistence and cohort default rates.

Risks Related to Our Technology Infrastructure
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We need to continue to expend time and money on our institutions’ information technology, which may place a strain on our capacity that could adversely affect our systems, controls, and operating efficiency, and those of our institutions.

•
System disruptions to our online computer networks, technology infrastructure, or online classroom infrastructure, or to the networks, infrastructure and systems of third parties, could negatively impact our ability to generate revenue and could damage our reputation, limiting our ability to attract and retain students.

Risks Related to This Offering
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We have broad discretion in the use of the net proceeds of this offering and we may use the net proceeds in ways with which you may not agree and in ways that do not increase the value of your investment.

•	We do not anticipate paying cash dividends in the foreseeable future, and accordingly, any return to stockholders will be limited to potential increases in the price of our common stock.
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We may sell additional equity or debt securities, or enter into additional credit facilities, to fund our operations, which may result in dilution to our stockholders and/or impose restrictions on our business.

Corporate Information
APEI was incorporated in Delaware in 2002 as the successor to a Virginia corporation incorporated in 1991. Our principal executive offices are located at 111 West Congress Street, Charles Town, WV 25414, and our telephone number is (304) 724-3700. Our website address is www.apei.com. The inclusion of our website address in this prospectus supplement is intended to be an inactive, textual reference only and not an active hyperlink to our website. Information on or accessible through our website is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus. We make available free of charge on our website Form 10-Ks, Form 10-Qs, Form 8-Ks, amendments to those reports and other documents as soon as reasonably practicable after filing with or furnishing to the SEC.

THE OFFERING
Common stock offered by us
3,200,000 shares.
Option to purchase additional shares
We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 480,000 shares of our common stock.
Common stock to be outstanding after this offering
18,125,620 shares (18,605,620 shares assuming the underwriters exercise in full their option to purchase additional shares).
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”
Risk factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in other documents filed after the date of this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Nasdaq Global Select Market symbol
APEI
Outstanding Shares
The number of shares of our common stock to be outstanding after this offering as set forth above is based on 14,925,620 shares of our common stock outstanding as of February 23, 2021, and excludes as of that date:
•
60,504 shares of our common stock issuable upon the exercise of stock options outstanding as of February 23, 2021 at a weighted-average exercise price of $26.45 per share and any exercise after that date;

•	557,024 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of February 23, 2021 and any settlement after that date;
•	180,648 shares of our common stock available for future issuance under the American Public Education, Inc. 2017 Omnibus Incentive Plan as of February 23, 2021; and
•	98,523 shares of our common stock available for future issuance under American Public Education, Inc. Employee Stock Purchase Plan as of February 23, 2021.
Except as otherwise indicated, all information in this prospectus supplement does not assume or give effect to the exercise of the underwriters’ option to purchase up to an additional 480,000 shares in this offering, or the closing of the Rasmussen Acquisition.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks factors described below and any additional risks and uncertainties included or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition, or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement for information relating to these forward-looking statements.
Risks Related to the COVID-19 Pandemic
The COVID-19 pandemic has caused us to have to adjust our operations, which could adversely affect the student experience, particularly at HCN, and could have additional adverse effects on our business, financial condition, or results of operations.
The COVID-19 pandemic prompted us to adjust our operations throughout our business, and in March 2020 we implemented our business continuity plans and employees transitioned to a remote workforce.
The COVID-19 pandemic required us to shift from campus-based to a blended model at HCN beginning with HCN’s second academic quarter in 2020, with online delivery of its courses and limited in person interactions. HCN later fully reopened its campuses, using smaller in person classes with screening, social distancing and masking requirements while continuing to offer courses in a virtual setting for those that prefer remote course learning. In October 2020, HCN temporarily expanded certain campuses through short-term leases of additional space to be used as lab space in order to accommodate student demand in compliance with COVID-related public health measures that effectively limit the number of students in each lab class, but reverted to online courses and limited on-campus labs in November 2020 following spikes in COVID-19 cases in Ohio.
In 2020, we experienced an increase in net course registrations at APUS and an increase in student enrollment at HCN. We believe the increase in net course registrations at APUS may have in part been due to the impact of the COVID-19 pandemic, and that the increase in new student enrollment at HCN was due in part to an increase in demand for nursing education and a change in the competitive environment due to COVID-19. Demand for online education or nursing education may moderate or decrease as the COVID-19 pandemic abates, which would adversely impact our financial condition and results of operations.
At HCN, ongoing impacts from the COVID-19 pandemic could also cause a disruption of educational services provided to students and increase costs to continue to deliver courses in person and online. There can be no assurance that these and other protective measures we have implemented or may put in place will be successful in preventing cases of COVID-19 among our employees and students, when on-campus courses will resume more broadly or to what degree, or that thereafter HCN will not need to again further limit campus interactions or close its campuses. Furthermore, we have limited experience delivering HCN’s curriculum online, and to the extent HCN utilizes online learning, HCN’s students may not experience the same level of success in coursework or with National Council Licensure Examination, or NCLEX, scores as they would in a traditional campus environment. If HCN is not able to continue to deliver instruction on-campus and HCN is not able to effectively create and manage online or blended versions, or otherwise arrange for delivery, of all of the required elements of HCN’s academic programs, HCN’s students may not be able to complete their studies with HCN, impacting their ability to graduate and obtain licensure, employment, or their other desired outcomes. This would likely have a material adverse effect on our business, financial condition, or results of operations. Furthermore, the need to practice social distancing also increases the demand for space in HCN’s facilities. HCN may need to obtain further additional facilities and may also need to place restrictions on program size, which may adversely impact our results of operations.

While we have not experienced significant changes in interactions with students other than by temporarily shifting to online and then blended in person and online learning at HCN, we may experience such impacts in the future if the COVID-19 pandemic and its effects are prolonged or increase in scope.
At APUS, faculty, substantially all of whom work remotely in ordinary circumstances, and our student support services teams, many of whom routinely work in our offices, may experience increasing difficulty in continuing to provide quality instruction and support to our students if current social distancing and future “stay-at-home” orders impact the communities in which they live, causing disruption in their lives that could impact their ability to provide a quality product, lead to increased absenteeism, or impact their ability to continue working. Almost all of the remainder of our workforce is working remotely, and we have implemented business continuity processes, which could lead to decreased operational efficiency and other challenges inherent in doing things in a manner different than our ordinary course operations. If faculty, student support services staff, administrators, or other skilled personnel cease working or are unable to work as efficiently or effectively due to the effects of the COVID-19 pandemic, we could lose capacity and expertise critical to our operations and the delivery of instruction and services to students. Over time, any reduction in operating efficiencies or other business challenges could compound or worsen, adversely impacting our operations and our ability to provide services to our students. For example, the economic downturn, restrictions on business activities, and other effects of the COVID-19 pandemic could result in the inability of our third-party vendors to serve us, which could disrupt integral business processes. Remote working and the implementation of business continuity processes also generally create operational challenges around information technology matters, including, for example, an enhanced risk of cyber events and more difficulty in responding to them. It is not practical to estimate or identify all potential risks that could arise from having substantially all of our workforce working remotely or other impacts of the COVID-19 pandemic and there may be risks that are not reasonably foreseeable. There could be significant adverse effects on our business, financial condition, and results of operations that we have not identified or that we do not currently expect will be material.
Changes to our teaching methodology at HCN, including as a result of the COVID-19 pandemic, could have an adverse impact on the ability of HCN’s graduates to obtain professional licensure, employment, or other outcomes, which could reduce our enrollments and revenue, limit our ability to offer educational programs, and potentially lead to litigation that could be costly to us.
To apply for licensure to practice nursing in Ohio, an applicant must have successfully completed a nursing education program that is approved by the Ohio Board of Nursing, or OBN. The OBN requires that nursing education programs such as HCN’s Practical Nursing, or PN, and Associate Degree in Nursing, or ADN, Programs have a pass rate on the relevant NCLEX that is at least 95% of the national average for first-time candidates in a calendar year. As discussed more fully in “Regulatory Environment - State Authorization/Licensure of Our Institutions” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2019, or our 2019 Annual Report, and related information in our other documents filed with the Securities and Exchange Commission, failure to satisfy that requirement can result in the OBN taking certain adverse actions, including placement of a program on provisional status or withdrawal of approval pursuant to an adjudication proceeding. In March 2017, the OBN placed HCN’s ADN Program on provisional approval because the ADN Program has not met the OBN pass rate standard for four consecutive years. In March 2020, the OBN found that HCN’s ADN Program did not meet the OBN pass rate standard in 2019 for a seventh consecutive year. HCN has been implementing changes, including curriculum, admissions, and academic achievement and course retake policy changes that are designed to improve NCLEX scores over time, but there is no assurance that these changes will be successful or will not have negative effects on HCN’s enrollment. In addition, we cannot be certain that factors beyond our control, such as the ongoing COVID-19 pandemic, which led to the temporary shifting of HCN’s courses to online delivery and then to a blended model of in person and online, and then back to online delivery, will not have a negative impact on the student experience, student outcomes and NCLEX scores. If HCN is unable to improve NCLEX scores over time, this situation could have an adverse impact on our ability to enroll students and eventually our ability to continue HCN’s ADN Program, any of which would have an adverse effect on our results of operations, cash flows, and financial condition.
On March 27, 2020, Ohio enacted a COVID-19 emergency relief law that allows individuals who have successfully completed a nursing education program approved by OBN to receive a temporary license to practice as an Registered Nurse, or RN, or Licensed Practical Nurse, or LPN, before taking the NCLEX. Graduates of OBN-approved nursing education programs, such as HCN’s programs, may apply for a temporary license that would be valid until March 1, 2021, at which time it expired. We cannot predict the effect Ohio’s emergency relief law will have on our NCLEX scores, if any.
If HCN’s graduates fail to obtain professional licensure or employment or experience other negative outcomes in their chosen fields of study, including as a result of the COVID-19 pandemic and the resulting changes to our academic program, we and our institutions could be exposed to litigation, including class-action litigation, claiming that we are at fault for such failure, which would force us to incur legal and other expenses that could have a material adverse effect on our business, financial condition, results of operations, and cash flows. Adverse impacts on HCN resulting from the COVID-19 pandemic could also lead to an impairment of goodwill.
The CARES Act, CAA, CRRSAA, and COVID-19-related regulatory guidance may contain provisions that could benefit some institutions more than others, their provisions may be ambiguous or subject to change, we may have difficulty adjusting our systems to comply, and failure to comply could subject us to penalties.
In March 2020, Congress passed the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, in response to COVID-19 and its related effects. Wholly online institutions are effectively ineligible for any of the $12.6 billion in funding from ED available to higher education institutions under the Higher Education Emergency Relief Fund, or HEERF, established by the CARES Act. No allocation of HEERF funds was made to APUS by ED.
ED allocated $3.1 million for HCN and in May 2020, HCN received its HEERF allocation. As part of the process to receive its allocation, HCN signed a funding certification and agreement setting forth terms and conditions, including compliance with relevant CARES Act provisions and applicable law. The CARES Act requires recipient institutions to use at least 50% of their HEERF funds to provide emergency grants to students for expenses related to the disruption of campus operations due to COVID-19. The CARES Act also permits institutions to use up to 50% of their HEERF funds to cover any costs associated with significant changes to the delivery of instruction due to COVID-19, so long as such costs do not include payment to contractors for the provision of pre-enrollment recruitment activities, endowments, or capital outlays associated with facilities related to athletics, sectarian instruction, or religious worship. Although HCN incurred costs to shift its delivery of instructions and operations due to COVID-19, it chose to distribute 100% of its HEERF allocation directly to eligible students.
In December 2020, Congress passed the omnibus Consolidated Appropriations Act, 2021, or the CAA, which included the Coronavirus Response and Relief Supplemental Appropriations Act, or the CRRSAA, which contained several education-related provisions. The CRRSAA appropriated an additional $22.7 billion for the HEERF to be distributed to higher education institutions. The CRRSAA allocation formula differs from the CARES Act formula in several ways, including new allocations for institutions on the basis of the number of students enrolled exclusively in distance education. Under this formula, ED allocated approximately $600,000 for APUS and $2.0 million for HCN. Each institution has until April 15, 2021 to accept its allocation. The CRRSAA places limitations on the expenditure of funds that were not applicable to CARES Act funds. Specifically, the CRRSAA requires proprietary institutions to spend their entire new HEERF allocation on direct financial aid grants. The CRRSAA further specifies that institutions should provide grants based on financial need, with special emphasis on grants to students eligible for Pell Grants.
ED has issued several guidance documents regarding the appropriate use of HEERF funds and related reporting requirements and regarding regulatory flexibility in the administration of federal student aid as a result of challenges related to COVID-19. These guidance documents provide institutions further information on allowable practices for the administration of federal work study, measurement of satisfactory academic progress, and proper return of unearned federal student aid to ED.
Our institutions’ failure to comply with applicable CARES Act provisions, including provisions related to funding and waivers of Title IV requirements, or with ED guidance related to the COVID-19 pandemic, both of which contain ambiguities, could result in administrative sanctions including fines, restrictions on our ability to participate in Title IV programs, debarment and suspension, and liabilities under applicable law, such as the False Claims Act. The CARES Act and related ED guidance waive certain federal student financial aid requirements in connection with COVID-19 developments and, to the extent such waivers apply to our institutions, we may have difficulty adjusting our systems to comply with those waivers and our institutions’ failure to comply with those waivers. In addition, ED guidance related to the COVID-19 pandemic may change as the pandemic continues. We cannot predict what additional regulatory actions may be taken or legislation put in place in connection with the COVID-19 pandemic or what impact such regulations or legislation may have on us or our institutions, if any.
Risks Related to Attracting and Retaining Students
Our success and financial performance depend on the effectiveness of our ability to attract students who persist in our institutions’ programs.
Building awareness and reputation among potential students of our institutions and the programs they offer is critical to our institutions’ ability to attract new students. In order to maintain and increase our revenue and profits, our institutions must continue to attract new, qualified students in a cost-effective manner, and these students must remain active in our institutions’ programs. In addition, because our institutions experience declines in their student population as a result of graduation, transfers to other academic institutions, withdrawals, military deployments and other reasons, in order to grow we need to first attract sufficient students to replace those who have left. Some of the factors that could prevent us from successfully advertising and marketing our institutions’ programs and from successfully enrolling and retaining qualified students in those programs include:
•	changes and revisions to policies of the Department of Defense, or DoD, and the various military services;
•	challenges in maintaining strong relationships with military and military-affiliated communities;
•	the emergence of more, and more successful, competitors, and alternative education models, including as a greater number of schools pursue online education;
•	factors related to our institutions’ marketing, including the costs of internet advertising and multi-faceted interactive marketing campaigns;
•	challenges in designing marketing campaigns that successfully attract college-ready students;
•	the reduced availability of, or higher interest rates and other costs associated with, Title IV loan funds or other sources of financial aid;
•	performance problems with our institutions’ online systems;
•	our institutions’ failure to maintain accreditation, state authorization, eligibility for Title IV programs or other sources of financial aid, or other approvals;
•	increased regulation of online education, including in states in which we do not have a physical presence;
•	investigations or litigation by government agencies, other regulators, or private parties that may limit our ability to operate or damage our reputation;
•	challenges in maintaining a positive reputation among students, employers, and other stakeholders;
•	student dissatisfaction with our institutions’ services and programs;
•	failure to develop, deliver and maintain a message or image for APUS that resonates well with non-military students;
•	adverse publicity regarding us, our institutions, our competitors, or online or for-profit education generally;
•	a decline in the acceptance of or demand for online education generally, including as the COVID-19 pandemic abates; and
•	a decrease in the perceived or actual economic benefits that students derive from our institutions’ programs or programs provided by for-profit schools generally.
If we are unable to continue to develop awareness and reputation of our institutions and the programs we offer, and to recruit and enroll students that persist in our programs over time, our enrollments will suffer and there could be a material adverse effect on our financial condition and results of operations.

If we are unable to effectively market our programs, our operating results would be negatively affected.
Our marketing strategy for APUS traditionally focused on building long-term, mutually beneficial relationships with organizations and individuals in the military, military-affiliated, and public service communities. However, with limitations on access to military students, as discussed further below under the Risk Factor that begins “If APUS does not have strong relationships with, and access to, various military installations . . .” and with a continued focus on efforts to attract students outside of the military, we must continue to focus on marketing channels that attract college-ready students unaffiliated with the military who perform well at APUS. However, we have experienced challenges attracting college-ready students unaffiliated with the military who perform well at APUS, and there is no assurance that we will be able to do so on a cost-effective basis and although enrollment increased in 2020, there is no assurance that the increase will be sustained, including as impacts of the COVID-19 pandemic abate.
Furthermore, because APUS’s tuition is generally lower than that of most of its competitors, it has fewer dollars to spend per student on marketing and advertising than they do. Nevertheless, APUS has tried to, and may in the future try to, implement new marketing tactics and channels, including those with which it has no experience, and which have no guarantee of success. For example, we increased marketing expenditures in fiscal 2020, including to support a new advertising campaign focusing on affordability and return on investment for learners. If we are unable to develop and optimize marketing and advertising programs that are effective in developing awareness of our institutions and the programs we offer and their value propositions, and are unable to enroll and retain qualified students in military and non-military markets, our enrollments would suffer, and there could be a material adverse effect on our financial condition and results of operations.
The success of HCN depends, in part, on our ability to maintain and increase student enrollments in HCN’s programs. Although enrollment increased in 2020, there is no assurance that the increase will be sustained, including as impacts of the COVID-19 pandemic abate. We experienced decreases in enrollment at HCN in 2019, which resulted in a significant decline in revenue in our HCN Segment. We believe the decline in enrollments was likely partly associated with the implementation of new academic achievement and admissions requirements, as well as negative perceptions by certain current and prospective student cohorts, among other potential factors. As part of our strategy, we intend to continue to open new campuses for HCN, such as the new campus in Indianapolis, Indiana that began operations in April 2020, and our new campus in Akron, Ohio that we expect to begin operations in April 2021. Such actions require us to obtain appropriate federal, state, and accrediting agency approvals and to comply with any requirements from those agencies related to a new location. We continue to work on identifying the appropriate balance of academic achievement requirements, admissions requirements, and attracting appropriate students, as well as identifying and remediating the factors impacting enrollments, but cannot predict whether our initiatives and efforts will be successful over the long term. In addition, with the opening of HCN’s sixth campus in Indianapolis, Indiana in April 2020 and proposed opening of HCN’s seventh campus in Akron, Ohio in April 2021, we have been and will be marketing in geographic areas in which HCN did not previously have a campus. If in the future we are unable to effectively market HCN’s programs, we may not be able to successfully maintain and increase HCN enrollments, which would negatively affect our operating results.
If we are unable to, or suffer any delay in our ability to, obtain appropriate approvals, open, accredit, and attract additional students to new campus locations, offer programs at new campuses in a cost-effective manner, identify appropriate clinical placements, or otherwise manage effectively the operations of newly established campuses, our results of operations and financial condition could be adversely affected. In addition, the inability to expand existing programs efficiently, or successfully, including as a result of constraints on our operations due to COVID-19, pursue new program initiatives, and add new campuses would harm our ability to grow our business and could have an adverse impact on our financial condition.

If APUS does not have strong relationships with, and access to, various military installations and installation education centers, our ability to maintain enrollments from military students and our future growth may be impaired.
As of December 31, 2020, approximately 61% of APUS’s students self-reported that they served in the military on active duty at the time of initial enrollment, and a significant portion of APUS students rely on TA to pay for their education. We are highly dependent on our relationship with the military and its members, and our ability to attract and retain military service members as students. Because APUS relies on referrals and personal relationships for recruiting, impediments to access can have an adverse effect on maintaining and generating registrations from military students.
DoD has issued briefings that prohibit base commanders from authorizing educational institutions to hold regular or recurring office hours solely to provide counseling and prohibit former military members from accessing installations to represent an educational institution using their government ID card privileges. This has adversely affected our efforts to support existing students and serve new students. If we are not able to improve our access to military installations and our existing students on those installations, or find alternative methods to serve those students, our military enrollments could decline. Furthermore, the DoD MOU, which specifies terms and conditions of participation in TA and is discussed in more depth in “Regulatory Environment - Department of Defense” in Part I, Item 1 of our 2019 Annual Report and in our other documents filed with the Securities and Exchange Commission, and the related increased focus by DoD on relationships with and oversight of educational providers, or additional DoD restrictions, could lead to further adverse changes in the nature of our relationships with military installations and their education centers and our access to military service members.
An inability to maintain strong relationships with installation education centers and with military service members would have an adverse effect on APUS’s ability to attract and retain qualified students, resulting in an adverse effect on our financial condition.
Enrollments and course registrations by active duty service members may be adversely affected by a variety of factors not directly related to education programs, including changes in military activity and budgets.
Events not directly related to education programs that could occur in the future could lead to a reduction in registrations from students on active duty. For example, APUS experienced an increase in net course registrations in 2020, which was driven in part by active-duty service members, and which we believe may have been due in part to the impact of the COVID-19 pandemic. The end of the pandemic could adversely affect enrollments and course registrations by active duty service members. Large-scale personnel reductions or other significant drawdowns of U.S. active duty military forces would also likely have a negative effect on enrollment and course registrations. Increased operations and overseas deployments across all branches of the military and the related increased demands on many active duty service members, combined with limited internet access associated with some deployments, could also negatively impact the ability of certain active duty military students to pursue higher education.
Military budget cuts or constraints could negatively affect us by leading to force reductions or cuts to services and tools that we or APUS’s students rely upon for recruitment, enrollment, access, and tuition assistance. Even temporary changes to military activity and budgets may adversely affect operations. For example, funding for the federal government, including the DoD, lapsed in January 2018 and February 2018, resulting in partial shutdowns that lasted for a few days and several hours, respectively. Funding for some portions of the federal government, including the Department of Homeland Security and Coast Guard, but not the DoD, lapsed on December 22, 2018, resulting in a partial government shutdown that lasted for 35 days. In addition, as a result of increased demand stemming from improvements in service delivery and raised limits on annual benefits available per sailor, tuition assistance benefits available to sailors for the fiscal year ending September 30, 2019 were exhausted by the end of May 2019, and the Navy ceased approving tuition assistance program funds for eligible sailors until the start of the new government fiscal year on October 1, 2019. The temporary exhaustion of Navy tuition assistance program funds had a significant negative impact on our results of operations for the third quarter of 2019. Any future government shutdown or suspension of TA could have a material adverse effect on APUS’s enrollments.
We will remain subject to the risk of events that occur within and with respect to the military, even where they do not directly relate to the use of TA. Because of our dependence on active duty military students, changes that occur within and with respect to the military could have a material adverse effect on our operations.

Our revenue and number of students would decrease if APUS is no longer able to receive funds under DoD tuition assistance programs or if tuition assistance is reduced, eliminated, or suspended.
Service members of the U.S. Armed Forces are eligible to receive tuition assistance from their branch of service through the TA. Service members may use TA to pursue postsecondary education at institutions that are accredited by an accrediting agency recognized by ED and that satisfy other requirements, including execution of, and compliance with, an MOU that specifies terms and conditions of participation in TA. Students participating in TA constituted approximately 43% of APUS’s adjusted net course registrations for 2020.
We do not know the scale or nature of future actions that may be taken with respect to TA, which could include eliminating those programs, reducing the funds, benefits, or level of reimbursement available thereunder, changing the eligibility criteria for beneficiaries, enacting new restrictions on institutional participation or imposing other eligibility criteria on institutions, all of which could impact enrollments from service members. Other administrative changes to DoD programs could also have negative effects on our enrollments. For example, as discussed in “Regulatory Environment - Department of Defense,” in March 2013, DoD restricted the ability of service members who have not previously taken a postsecondary education course and are in certain overseas duty locations to receive TA for courses offered by institutions of higher education, such as APUS, that are not parties to contracts with DoD to provide DoD voluntary education programs at those locations. As a result, our ability to retain existing students or enroll new students who are service members at those locations was curtailed.
Changes to eligibility requirements under TA have already occurred, and we expect there could be additional changes to the programs in the future. For example, effective October 1, 2019, all Navy service members must have a minimum of two years of service before becoming eligible to TA or the Navy College Program for Afloat College Education, funding is capped at twelve semester hours per fiscal year, and career funding is capped at 120 semester hours, and effective October 1, 2020, funding is capped at 18 semester hours per fiscal year. These policies could have a negative impact on our enrollments. Additional changes to TA could occur due to Congressional action or DoD policy and funding changes. Annual TA funding is limited and could be exhausted in any given year due to budget constraints or changes in demand or policy. For example, as a result of increased demand stemming from improvements in service delivery and raised limits on annual benefits available per sailor, TA benefits available to sailors for the fiscal year ended September 30, 2019 were exhausted by the end of May 2019, and the Navy ceased approving TA funds for eligible sailors until the start of the new government fiscal year on October 1, 2019. The temporary exhaustion of Navy TA funds had a significant negative impact on our results of operations for the third quarter of 2019. We are unable to predict whether and to what extent the Navy will continue to impose limitations on TA approvals as a result of limited funding. Furthermore, in March 2020, the Navy announced a new “Education Strategy for Seapower 2020” that is intended to be a new comprehensive education strategy. As part of this strategy, the Navy, in cooperation with the U.S. Marine Corps and the U.S. Coast Guard, in January 2021 began piloting online courses for the new United States Naval Community College, a community college supporting naval education for enlisted service members, with plans to enroll as many as 5,000 students into targeted associate’s degree programs with partner colleges and universities in a second pilot phase beginning in 2022. The Armed Forces may also begin offering distance learning through their own institutions. We expect each military branch and the DoD to continually evaluate their approaches to education, and any resulting changes could have an impact on the funds available to service members to pursue their education at our institutions. Changes in funding allocations could have a material adverse effect on APUS’s enrollments.
We also rely on the ability of the Armed Forces to process servicemembers’ participation in the TA programs, and from time to time the DoD or various branches of the Armed Forces have had changes to their processes that have impacted the ability of servicemembers to participate in the TA programs and register for courses. On February 11, 2021, the Army suspended access to its “ArmyIgnitED” portal, which is the portal used by soldiers to participate in TA programs, as part of a scheduled upgrade to the portal. The suspension is scheduled to last through March 7, 2021, and during that time soldiers, Army education counselors and education institutions such as APUS, will not have access to the portal and soldiers cannot register for courses through the Army’s TA program. There is no assurance that the portal will be operational as scheduled, or that if operational it will work correctly or efficiently or will not have other impacts on our ability to participate in the TA programs or received funds under those programs.

If we are no longer able to receive funds from TA, or if those programs are modified, reduced, eliminated, or temporarily suspended, our enrollments and revenue could be significantly reduced, which would result in a material adverse effect on our results of operations and financial condition.
Changes our institutions may make to their operations to improve the student experience and enhance their ability to identify and enroll students who are likely to succeed may adversely affect our institutions’ enrollment, profitability, financial condition, results of operations, and cash flows.
In order to improve the learning experience of our students and to attract students who are likely to persist in our institutions’ programs, we have identified, and continue to work to identify, potential changes and initiatives that we believe will more effectively attract and enroll college-ready students, support those students, and help improve those students’ educational outcomes, including through systems, faculty-related initiatives, and co-curricular initiatives to increase the level of engagement and collaboration in the classroom and to strengthen the bond between APUS and its students. APUS has made multiple changes to its admissions assessment process and may further modify it in the future in order to better identify college-ready students.
Additional initiatives may include the following:
•	revising admissions standards and requirements;
•	updates to the admissions process and procedures;
•	implementing more stringent satisfactory academic progress standards;
•	changing tuition costs and payment options;
•	experimenting with additional competency-based education, or CBE, programs and other alternative delivery methods; and
•	altering our institutions’ marketing efforts to target the appropriate prospective students.
HCN has also been implementing changes, including changes to its curriculum, admissions, and academic achievement and course retake policies, that are designed to improve NCLEX scores and retention rates over time.
These initiatives may adversely impact our institutions’ business, financial condition, results of operations, and cash flows, particularly in the near term. These initiatives require significant time, energy, and resources. We may not succeed in achieving our objectives due to organizational, operational, regulatory, resource, or other constraints. If our efforts are not successful, we may experience reduced enrollment, increased expense, or other impacts on our business that materially and adversely impact our results of operations, cash flows, and financial condition. Even if these initiatives successfully lead to the identification and enrollment of students who are likely to succeed and to improvements in student experience, they could result in adverse impacts on enrollments. Due to the many factors that can impact enrollments, we may not appropriately identify the cause of any adverse impacts, and therefore may not be able to appropriately modify our initiatives.
If our institutions are unable to successfully adjust to future market demands by updating and expanding the content of existing programs and developing new programs, specializations, and modes of teaching on a timely basis and in a cost-effective manner, our performance may be impaired.
We believe that our institutions need to continuously update and expand the content of their existing programs and develop new programs, specializations, and modes of teaching in order to continue to retain and attract qualified students. However, the updates and expansions of our institutions’ existing programs and the development of new programs and specializations may not be accepted by their accreditors, state regulators, ED, existing or prospective students, or employers. If we cannot respond to changes in market requirements, our business may be adversely affected. Even if our institutions are able to develop acceptable new programs, they may not be able to introduce these new programs as quickly as students require or as quickly as competitors introduce competing programs. To offer a new academic program, our institutions may be required to obtain appropriate federal, state, and accrediting agency approvals, which may be conditioned or delayed in a manner that could significantly affect our growth plans. If we are unable to respond adequately to changes in market requirements due to financial constraints, regulatory limitations, or other factors, our institutions’ ability to attract and retain students could be impaired and our financial results could suffer.
Establishing new academic programs, specializations, and modes of teaching or modifying or eliminating existing programs requires our institutions to make investments in management, academic resources including faculty, and capital expenditures, incur marketing expenses, and reallocate other resources. Our institutions may have limited experience providing courses in new fields of study or new modes of teaching (such as CBE, micro-credentials, or other non-degree credentials) and may need to modify systems and strategies or enter into arrangements with other institutions and organizations to provide new programs effectively and profitably. If our institutions are unable to establish new academic programs, increase the number of students enrolling in new academic programs, offer programs in a cost-effective manner, or otherwise manage effectively the operations of those programs, our results of operations and financial condition could be adversely affected.
We have limited experience participating in the DoD’s credentialing assistance programs, and changes to credentialing assistance programs or funding could have an adverse impact on our business strategy and results of operations.
As discussed in “Regulatory Environment - Student Financing Sources and Related Regulations/Requirements - Department of Defense” in Part I, Item 1 of our 2019 Annual Report and in our other documents filed with the Securities and Exchange Commission, branches of the U.S. military offer credentialing assistance, which links soldiers to and in many cases provides funds for approved training courses or exams related to occupational certifications, and associated books, supplies and materials. While benefits vary by service, service members may be eligible for assistance in paying for certifications, including by vouchers, reimbursement, or grants. Our ability to comply with regulatory requirements related to credentialing assistance and to enroll students in programs eligible for credentialing assistance remains uncertain. We have limited experience in offering programs eligible for credentialing assistance and have few current offerings in credentialing assistance, and as a result may not be as recognized for credentialing assistance as other providers that have developed or may develop a stronger brand. Failure to comply with applicable regulatory requirements or to enroll students in credentialing assistance programs could have an adverse effect on our results of operations, our financial condition, and our plans to increase the use of credentialing assistance at APUS.
The Army is now offering an expanded credentialing program called the Army Credentialing Assistance Program, or CA. Students in the Army may use both TA and credentialing assistance for CA, subject to a combined cap on benefit amounts. As a result, soldiers that take advantage of one of these forms of assistance may not be able to use the other form to the extent that they otherwise might, which could adversely impact enrollments and our results of operations. Over time, it is possible that increased use of credentialing assistance could result in fewer funds being used or available for tuition assistance. In addition, to be eligible for credentialing assistance, students must meet certain eligibility requirements, including in some cases service time, experience and TA eligibility requirements, and the training program must also be eligible.
While we believe other service branches may follow the Army’s example in expanding their credentialing programs or pursue other approaches to enhancing support for credentialing, there can be no assurance that they will do so or that we will benefit from any such expansion or enhancement. In addition, the DoD and military branches could eliminate credentialing assistance programs, reducing the funds, benefits, or level of reimbursement available for credentialing, change the eligibility criteria for beneficiaries, enact new restrictions on institutional participation or impose other eligibility criteria on institutions, all of which could impact enrollments from service members. Changes to TA and funds could also have an impact on credentialing assistance programs and funds, and vice versa.
If we are unable to successfully pursue HCN’s program initiatives and expansions, including opening new HCN campuses, our future growth may be impaired.
We experienced decreases in enrollment and revenue at HCN in 2019, which we believe were in part caused by policy changes in admissions and academic progression. The success of HCN will depend on our ability to maintain and increase student enrollments in HCN’s programs and grow HCN’s on-campus offerings. As part of our strategy, we intend to open new campuses for HCN, such as the new campus in Indianapolis, Indiana, that began operations in April 2020 and the new campus in Akron, Ohio, that we expect to begin operations in April 2021. Such actions require us to obtain appropriate federal, state, and accrediting agency approvals and to comply with any requirements from those agencies related to a new location. Adding new locations may also require significant financial investments, human resource capabilities, and new clinical placement relationships. In addition, regulatory authorities may place limitations or restrictions on new programs or campuses, including by only provisionally accrediting programs or limiting the number of initial enrollees. For example, in November 2019, the Indiana State Board of Nursing voted to grant initial accreditation for a PN Program at HCN’s

Indianapolis campus, but growth beyond an annual cohort of up to 30 students was subject to HCN’s ability to petition to increase the number of admissions after a site visit that will occur upon graduation of the first cohort, which is expected to happen within the first two years of the campus’ opening. The Indiana State Board of Nursing will not grant the Indianapolis campus full accreditation status until the first cohort graduates and may not grant full accreditation at that time if the program has a pass rate lower than one standard deviation below the average national pass rate.
If we are unable to, or suffer any delay in our ability to, obtain appropriate approvals, attract additional students to new campus locations, offer programs at new campuses in a cost-effective manner, identify appropriate clinical placements, or otherwise effectively manage the operations of newly established campuses, our results of operations and financial condition could be adversely affected. In addition, the inability to expand existing programs efficiently or successfully, pursue new program initiatives, and add new campuses would harm our ability to grow the business and could have an adverse impact on our financial condition.
Continued strong competition in the postsecondary education market could impact our institutions’ market share and increase our cost of acquiring students.
Within the postsecondary education market, our institutions compete primarily with not-for-profit public and private two-year and four-year colleges, as well as other for-profit schools, particularly those that offer online learning programs. Public institutions receive substantial government subsidies, and public and private not-for-profit institutions have access to government and foundation grants, tax-deductible contributions, and other financial resources generally not available to for-profit schools. These institutions may have instructional and support resources, or course delivery tools, that are superior to those of our institutions and other for-profit schools. Many of these competitors, whether for-profit, not-for-profit, or public, are also able to leverage their greater scale and size to more efficiently compete. Many of our competitors also have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for potential students, or to provide instructional and support resources that are superior to those of our institutions and other for-profit schools. In addition, the Armed Forces have established, and may in the future establish, their own postsecondary education programs. For example, the Department of the Navy, in cooperation with the U.S. Marine Corps and the U.S. Coast Guard, in January 2021 began piloting online courses for the new United States Naval Community College, a community college supporting naval education for enlisted service members, with plans to enroll as many as 5,000 students into targeted associate’s degree programs with partner colleges and universities in a second pilot phase beginning in 2022. The Armed Forces may also begin offering distance learning through their own institutions. Within the postsecondary education market generally, we have experienced increased competition, including the entrance of additional providers of online and non-traditional programs, a shift of for-profit institutions to not-for-profit status, and declines or slower growth in the total postsecondary student population. According to the National Student Clearinghouse, enrollment in Title IV postsecondary degree-granting institutions in the fall of 2020 decreased 2.5% compared to the fall of 2019, although four-year for-profit schools. saw an increase of 5.3%. Longer term projections suggest that previous growth in enrollment in postsecondary degree-granting institutions is slowing. According to a May 2020 report from ED, such enrollment was projected to grow 1% over the 11-year period ending in fall of 2029, compared to 26% growth over the 18-year period that ended in 2018. The combination of reduced growth or declines in the postsecondary student population and the entrance of additional providers in the online postsecondary education market will further intensify competition, and any decline in the number of enrollments could have an adverse effect on our results of operations. In addition, increased competition for college-ready students has led to an increase in the cost of advertising in certain marketing channels. Continued increases in the cost of advertising may adversely impact our ability to attract college-ready students and/or increase our student acquisition costs.
We expect to continue to face greater competition from non-traditional offerings, provided by both educational institutions and non-traditional providers.
In recent years, competing institutions and others have started providing non-traditional education programs without charge or at low costs, including CBE programs, coding bootcamps, and micro-credentialing, as well as other flexible and individualized programs. We believe that our institutions will continue to face new competition from non-traditional programs, including lower cost programs. We are working to develop our own alternatives in some of these areas. For example, in the first quarter of 2017, we launched Momentum, a collection of CBE programs at APUS. However, other institutions have programs that are more fully developed, and our offerings may not be successful or receive market acceptance. We have not yet been successful with Momentum, and there is no assurance that we will be. Our institutions may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect their business or results of operations. Increased availability of federal student financial aid for CBE programs could create additional competition and drive additional students toward non-traditional education programs. These competitive factors could cause our institutions’ enrollments, revenue, and profitability to decrease significantly.
Strong competition in the military market could decrease our institutions’ market share and increase our cost of acquiring students.
We anticipate that APUS will continue to see strong competition within the military market, which continues to be a primary market for APUS. There are a number of for-profit schools and not-for-profit institutions that focus on the military market because of the size of the market and the availability of funding, and some for-profit schools seek to attract students eligible for TA, VA education benefits, or both, at least in part as a strategy of those institutions to satisfy the 90/10 Rule, which is described in “Regulatory Environment - Student Financing Sources and Related Regulations/Requirements - Department of Education - Regulation of Title IV Financial Aid Programs - The ‘90/10 Rule.”’ Some of these institutions may develop relationships with the military and education service officers that are stronger than APUS’s, which could have an adverse effect on APUS’s ability to attract and retain qualified students, and ultimately, on our financial condition. In addition, the Armed Forces have established, and may in the future establish, their own postsecondary education programs. For example, the Department of the Navy, in cooperation with the U.S. Marine Corps and the U.S. Coast Guard, in January 2021 began piloting online courses for the new United States Naval Community College, a community college supporting naval education for enlisted service members, with plans to enroll as many as 5,000 students into targeted associate’s degree programs with partner colleges and universities in a second pilot phase beginning in 2022.
Risks Related to the Regulation of Our Industry
If we or our institutions fail to comply with the extensive regulatory requirements for the operation of postsecondary education institutions, we and our institutions could face penalties and significant restrictions on operations, including loss of access to DoD tuition assistance programs and federal student loans and grants.
We and our institutions are subject to extensive regulation by (i) accrediting agencies, (ii) state regulatory bodies, and (iii) the federal government through ED. APUS and HCN also are subject to DoD and VA oversight because APUS and HCN participate in TA and veterans’ education benefits programs administered by the VA. Regulations, standards, and policies of these organizations address the vast majority of our institutions’ operations, including their educational programs, facilities, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations, and financial condition. These regulatory requirements can also affect our ability to acquire new institutions, open new locations, add new or expand existing educational programs, change our corporate structure or ownership, and make other substantive changes. These requirements can also increase our cost of operations.
Findings of noncompliance with these laws, regulations, standards, and policies could result in any of the relevant regulatory agencies taking action including: imposing monetary fines, penalties, or injunctions; limiting operations, including restricting our institutions’ ability to offer new programs of study or to open new locations, or imposing limits on our growth; limiting or terminating our ability to grant degrees; restricting or revoking our institutions’ accreditation, licensure, or other approval to operate; limiting, suspending, or terminating our institutions’ eligibility to participate in Title IV programs, TA, or VA education benefit programs; requiring us to repay funds, post a letter of credit, or become subject to payment methods for Title IV programs that are not the advance payment system; subjecting us to civil or criminal penalties; or other actions that could have a material adverse effect on our business.
The regulations, standards, and policies of ED, state regulatory bodies, and our institutions’ accrediting agencies change frequently and are subject to interpretive ambiguities. Recent and pending changes in, or new interpretations of, applicable laws, regulations, standards, or policies, or our noncompliance with any applicable laws, regulations, standards, or policies, could have a material adverse effect on our accreditation, authorization to operate in various states, permissible activities, receipt of funds under TA, ability to participate in Title IV programs, ability to participate in VA education benefit programs, or costs of doing business. We cannot predict with certainty how these regulatory requirements will be applied or whether we will be able to comply, or will be deemed by others to have complied, with all of the requirements.
In addition, in some circumstances of noncompliance or alleged noncompliance, we may be subject to lawsuits under the Federal False Claims Act, similar state false claim statutes, or various “whistleblower” statutes. These lawsuits in some cases can be prosecuted by a private plaintiff in respect of some action taken by us, even if ED or another regulatory body does not agree with the plaintiff’s theory of liability, or the government can intervene and become a party to the lawsuit. These lawsuits have the potential to generate significant financial liability linked to our receipt of government funds, including Title IV funding and TA funds.
If our institutions fail to maintain their institutional accreditation, they would lose the ability to participate in DoD tuition assistance programs and Title IV programs.
Accreditation by an accrediting agency that is recognized by ED is required for participation in TA and Title IV programs. APUS and HCN participate in TA and Title IV programs. As described more fully in each operating segment’s section in “Our Institutions - Accreditation” and “Regulatory Environment - Accreditation” in our 2019 Annual Report and in our other documents filed with the Securities and Exchange Commission, APUS is accredited by the Higher Learning Commission, or HLC and HCN is accredited by the Accrediting Bureau of Health Education Schools, or ABHES, which are institutional accrediting agencies recognized by ED.
Our institutions’ accrediting agencies may impose restrictions on their accreditation or may terminate their accreditation. To remain accredited, our institutions must continuously meet certain criteria and standards relating to, among other things, performance, governance, institutional integrity, educational quality, faculty, administrative capability, resources, and financial stability. Our institutions also must comply with accrediting agency policies and requirements, such as the requirements to apply and wait for approval before making certain changes. For example, in connection with the implementation of a shared services model with APEI, APUS was required to submit a change in structure application to HLC. In November 2018, HLC approved the change in structure application and extended APUS’s accreditation following adoption of the shared services model, and we entered into intercompany agreements to implement the model.
Failure to meet accreditation criteria or standards or to comply with accreditation policies and requirements could result in the loss of accreditation at the discretion of the accrediting agency. The complete loss of institutional accreditation at one of our institutions would, among other things, render the institution and its students ineligible to participate in TA and Title IV programs, and have a material adverse effect on our enrollments, revenue, and results of operations.
The postsecondary education regulatory environment has changed and may change in the future as a result of U.S. federal elections, including as a result of the 2020 U.S. federal elections.
As a result of the 2020 U.S. federal elections, Democrats, who tend to support more regulation of and restrictions on for-profit institutions, gained control of the executive branch and both houses of Congress. The new Presidential administration and new Congress may act to change or eliminate currently effective legislation and ED regulations, or to enact new legislation, and ED, under new leadership, could initiate new rulemaking processes to alter existing regulations and could act to change existing ED policies and practices with respect to matters related to postsecondary education institutions. For example, the Trump Administration delayed the implementation of, repealed, and amended certain regulations promulgated during the prior administration. In addition, the new Congress could seek to act under the Congressional Review Act, which establishes legislative procedures through which Congress may adopt a joint resolution of disapproval to nullify certain agency final regulations within a certain time period after the regulations are finalized by the agency. We cannot predict the extent to which the new Presidential administration and new Congress will act to change or eliminate or to implement new ED regulations, policies, and practices, nor can we predict the form that new regulations, policies, or practices may take. We also cannot predict the extent any other potential regulatory or legislative activity as a result of the new Presidential administration and Congress may impact us or our institutions, nor can we predict the possible associated burdens and costs.

A failure of HCN to satisfy ABHES accreditation standards, including specific student achievement indicators, could have a material adverse impact on HCN’s student enrollment and our and HCN’s revenue, cash flows, and results of operations .
ABHES annually reviews student achievement indicators, including retention rate, placement rate, and licensing and credentialing examination pass rate. Under ABHES policy, ABHES may withdraw accreditation at any time if it determines that an institution fails to demonstrate at least a 70% retention rate for each program, a 70% placement rate for each program, and a 70% pass rate on mandatory licensing and credentialing examinations, or fails to meet state-mandated results for credentialing or licensure. Alternatively, ABHES may in its discretion provide an opportunity for a program to come into compliance within a period of time specified by ABHES, and ABHES may extend the period for achieving compliance if a program demonstrates improvement over time or other good cause. For the reporting year ended June 30, 2018, several HCN programs did not satisfy ABHES’s threshold requirements for retention rates or placement rates and, for the reporting year ended June 30, 2019, each of HCN’s programs at each of HCN’s campuses satisfied ABHES’s placement rate requirements but failed to satisfy ABHES’s threshold requirements for retention rates.
In August 2019, ABHES notified HCN that ABHES had placed HCN’s Cleveland, Columbus, Dayton, and Toledo locations on outcomes reporting status, which requires submission of additional documentation regarding student outcomes and action plans for improving these outcomes. ABHES determined that the PN Program at each of the Columbus, Dayton, and Toledo campuses did not satisfy ABHES’s retention rate requirement and that it was unable to verify that the ADN Program at each of the Cleveland and Toledo campuses had met ABHES’s placement rate requirement. In August 2019, ABHES notified HCN that the relevant programs at the Cleveland, Dayton, and Toledo campuses must come into compliance by May 1, 2020 and that the PN Program at the Columbus campus must come into compliance by May 1, 2021. In February 2020, ABHES notified HCN that it had taken additional actions with respect to certain HCN programs at certain locations related to those programs’ performance in relation to ABHES student achievement indicators. Specifically, ABHES: (i) placed the PN programs at the Dayton and Toledo campuses on program specific warning status because the programs have failed to meet the 70% retention rate threshold since HCN’s 2017-2018 annual report and informed HCN that those programs must meet the retention rate threshold by May 1, 2020; (ii) removed the ADN programs at the Cleveland and Toledo campuses from outcomes reporting status after placement rates for those programs at those locations met the 70% compliance threshold; (iii) continued outcomes reporting status for the PN program at the Columbus campus because it has not met the retention rate compliance threshold and reconfirmed that it has until May 1, 2021 to do so; and (iv) directed HCN to provide evidence to ABHES that the ADN programs at each of the Columbus, Cleveland, Cincinnati, Dayton, and Toledo campuses and the PN programs at the Cleveland and Cincinnati campuses met the retention rate compliance threshold for the period from July 1, 2019 through March 31, 2020 and informed HCN that those programs must meet the compliance threshold by May 1, 2021. On April 22, 2020, HCN notified ABHES that, as of March 31, 2020, HCN met the 70% retention rate threshold at each campus location. For the reporting year July 1, 2019 through June 30, 2020, HCN’s programs satisfied ABHES’s threshold requirements for retention rates, placement rates, and mandatory licensure and credentialing examination pass rates. There can be no assurance that HCN will be able to continue to demonstrate compliance in all cases. If HCN is unable to bring programs into compliance during any timeframe established by ABHES, unless such timeframe is extended for good cause, ABHES may take other action, up to and including withdrawing accreditation for those programs. In addition, adverse actions taken by ABHES may trigger reporting requirements and ED action under ED’s Borrower Defense Regulations, see “Regulatory Environment - Student Financing Sources and Related Regulations/Requirements - Department of Education - Regulation of Title IV Financial Aid Programs - Borrower Defenses” in our 2019 Annual Report, and related information in our other documents filed with the Securities and Exchange Commission.
If any HCN campus or program fails to satisfy ABHES achievement measures, enrollment in such HCN campus or program could decline, or we could be forced to cease enrollments at that campus or in that program, which could have a material adverse impact on HCN’s student enrollment and our and HCN’s revenue, cash flows, and results of operations. The actions HCN takes to comply with ABHES requirements may not be successful in resolving existing issues and, if those actions are targeted at specific campuses or programs, may fail to prevent additional issues arising with respect to those or other campuses or programs. Similarly, even if HCN is successful in the long term in complying with these standards, the actions HCN takes to comply could result in increased costs or decreased enrollments, and impairment of goodwill.

Participation in the DoD tuition assistance programs requires compliance with numerous regulations with respect to which the failure to comply could lead to a loss of an ability to participate in these programs or other adverse events.
In order to participate in TA, institutions must, among other things, comply with an MOU that specifies terms and conditions of participation in TA. By signing the MOU, APUS and HCN have agreed to participate in DoD’s Voluntary Education Institutional Compliance Program, or ICP. An institution that is found noncompliant with DoD requirements through the ICP and demonstrates an unwillingness to resolve a finding may be subject to a range of penalties from a written warning to termination of the institution’s participation in TA. For example, as more fully described in “Regulatory Environment - Compliance with Regulatory Standards and the Effect of Regulatory Violations - Compliance Reviews,” upon request, in May 2020, APUS submitted a self-assessment in connection with the ICP. On November 30, 2020, DoD issued a report finding that APUS did not clearly articulate certain policies or clearly make certain disclosures. APUS has submitted its corrective action plan and is required to submit related evidentiary support by May 31, 2021. If we are no longer able to receive funds from TA, or if those programs are reduced, eliminated, or temporarily suspended, our enrollments and revenue could be significantly reduced, which would result in a material adverse effect on our results of operations and financial condition.
Our institutions’ student enrollments could decline if they fail to maintain accreditation.
Institutional accreditation is an important attribute of our institutions. Colleges and universities depend, in part, on accreditation in evaluating transfers of credit and applications to graduate schools. Many institutions will only accept transfer credit from regionally accredited institutions. Students and sponsors of tuition reimbursement programs look to accreditation for quality assurance, and employers rely on institutions’ accredited status when evaluating a candidate’s credentials. Failure to maintain our institutional accreditation would have a material adverse effect on our enrollments, revenue, and results of operations. In addition, certain of our programs are accredited by specialized accrediting agencies, or recognized by professional organizations. If our institutions fail to satisfy the standards of these specialized accrediting agencies and professional organizations, the relevant programs could lose the specialized accreditation or professional recognition, which could result in materially reduced student enrollments in those programs and have a material adverse effect on us. In addition, in certain cases, professional licensure will not be granted if an applicant for licensure earned the relevant educational credential from an institution or educational program that lacks regional or specialized accreditation. Failure to obtain or maintain specialized accreditation or professional recognition for certain programs could result in materially reduced student enrollments in affected programs and have a material adverse effect on us.
If the accrediting agency of one of our institutions was to lose its ability to serve as an accrediting agency for Title IV program purposes and the institution was unable to obtain recognition from another recognized accrediting agency, that institution would lose its ability to participate in Title IV programs and DoD tuition assistance programs.
APUS is accredited by HLC. In February 2018, NACIQI, the panel charged with advising ED on whether to recognize accrediting agencies for Title IV purposes, voted to recommend that ED renew HLC’s recognition for five years. If HLC were to lose its recognition as an accrediting agency and APUS was unable to obtain recognition from another recognized accrediting agency, APUS would lose its eligibility to participate in Title IV programs and TA. The inability of APUS to participate in Title IV programs would have a material adverse effect on enrollments, revenue, financial condition, and results of operations.
HCN is accredited by ABHES. In 2016, NACIQI voted to recommend that ED renew ABHES’s recognition for five years. If ABHES were to lose its recognition as an accrediting agency and HCN was unable to obtain recognition from another recognized accrediting agency, HCN would lose its eligibility to participate in Title IV programs and TA. The ineligibility of HCN to participate in Title IV programs would have a material adverse effect on HCN’s enrollments, revenue, financial condition, and results of operations.
Institutional accreditation agencies may prescribe more rigorous accreditation standards or special forms of monitoring or action plans for our institutions, which could have a material adverse effect on our student enrollment, revenue, and cash flows.
The accreditation standards of accreditation agencies that accredit our institutions can and do vary, and accreditation agencies may prescribe more rigorous standards than are currently in place. Complying with more rigorous accreditation standards could require significant changes to the way we operate our business and increase our administrative and other costs. No assurances can be given that our institutions would be able to comply with more rigorous accreditation standards in a timely manner or at all. If one of our institutions does not meet its accreditation requirements, its accreditation could be limited, modified, suspended, or terminated. Failure to maintain accreditation would make such institution ineligible to participate in TA and Title IV programs, which could have a material adverse effect on the institution’s student enrollment and revenue.
Accrediting bodies may adopt new or revised criteria, standards, and policies that are intended to monitor, regulate, or limit the growth of for-profit institutions like ours. For example, in 2016, HLC adopted a policy to allow it to designate publicly an institution as “in financial distress” or “under governmental investigation” in situations where HLC believes the public should have information when deciding whether to attend or continue to attend the institution. HLC imposed a “governmental investigation” designation on APUS in February 2018 in connection with a Civil Investigative Demand, or CID, issued to APUS by the Attorney General of Massachusetts in July 2017, and removed the governmental investigation designation in August 2018 in light of action taken to resolve the CID.
If our institutions fail to maintain state authorization in the states where they are physically located, the institutions would lose their ability to grant degrees and other credentials in that state and to participate in Title IV programs and DoD tuition assistance programs.
As discussed in “Regulatory Environment - State Licensure/Authorization,” to participate in Title IV programs and TA, an institution must be legally authorized by the relevant education agency of the state in which it is physically located. Loss of state authorization by one of our institutions in the state in which it is physically located would cause that institution to be ineligible to participate in Title IV programs and TA and to be unable to operate in the state and grant credentials. In addition, if one of our institutions were to lose its state authorization, it would lose its institutional accreditation, and if HCN were to lose approval from OBN for the PN or the ADN, or from the Indiana Board of Nursing for the PN, students in the program lacking approval would not be eligible to apply for licensure by examination to practice nursing in Ohio or Indiana, respectively.
ED regulations provide that an institution is considered legally authorized by a state if the state has a process to review and appropriately act on complaints concerning the institution, including enforcing applicable state laws, and the institution complies with any applicable state approval or licensure requirements. If a state in which one of our institutions is located fails in the future to satisfy the provisions of that regulation, our institutions’ ability to operate in that state and to participate in Title IV programs could be limited or terminated.
Our institutions’ failure to comply with the requirements of the State Authorization Reciprocity Agreement, or SARA, or regulations of ED or various states related to state authorization could result in actions that would have a material adverse effect on our enrollments, revenue, and results of operations.
Various states impose regulatory requirements on educational institutions operating within their boundaries, including registration requirements applicable to online educational institutions that have no physical location or other presence in the state but offer educational services to students who reside in the state or advertise to or recruit prospective students in the state. SARA is a voluntary agreement among member states, districts, and territories that establishes national standards for interstate offering of postsecondary distance education. For U.S. jurisdictions that are not members of SARA (namely, at this time, California), our institutions must satisfy the requirements of those individual jurisdictions with regard to online education in order to enroll students in those jurisdictions. Those requirements may change from time to time and, in some instances, are ambiguous or are left to the interpretative discretion of state regulators.
Changes in requirements to participate in SARA or changes to state laws and regulations and the interpretation of those laws and regulations by the applicable regulators may limit our ability to offer educational programs and award degrees. If one of our institutions were to fail to comply with SARA requirements or state licensing or authorization requirements to provide distance education in California, currently the only non-SARA state, the institution could lose its ability to participate in SARA or may be subject to the loss of state licensure or authorization to provide distance education in California. If one of our institutions were to fail to comply with state requirements to obtain licensure or authorization, it could be subject to injunctive actions or penalties.
In December 2016, ED published the Distance Education Rule, which is more fully described in “Regulatory Environment - State Licensure/Authorization”, addressing, among other issues, state authorization of programs offered through distance education. After a delay and subsequent court order, the Distance Education Rule took effect in May 2019. The Distance Education Rule requires an institution offering distance education programs to be authorized on a state-by-state basis, if such authorization is required by the state, in order to award Title IV aid to such students. If one of our institutions fails to obtain or maintain required state authorization to provide postsecondary distance education in a specific state, the institution could lose its ability to award Title IV aid to students in that state and to provide distance education in that state. The Distance Education Rule also requires an institution to provide public and individualized disclosures to enrolled and prospective students regarding its programs that are provided or can be completed solely through distance education or correspondence courses, excluding internships and practicums.
In October 2018, ED announced its intent to establish a negotiated rulemaking committee to prepare proposed regulations related to, among other things, disclosure and other requirements of state authorization. On November 1, 2019, ED published final regulations concerning accreditation and state authorization, which went into effect on July 1, 2020, except that institutions may in their discretion implement early regulations relating to state authorization and institutional information disclosures. The final regulations related to state authorization effectively replace the Distance Education Rule. APUS implemented early these regulations effective November 1, 2019. The final regulations clarify the required methodology for determining the state in which a student is located for purposes of satisfying state authorization requirements for distance education courses and require an institution to disclose certain information related to whether programs leading to professional licensure meet applicable state requirements, regardless of program modality. Failure to make the disclosures required by the Distance Education Rule or its replacement regulations could put us at risk of administrative enforcement action or related litigation, including claims from students related to misrepresentation and other matters. In addition, we cannot predict whether, or to what extent, such disclosure requirements will have an effect on our enrollment processes and results.
The inability of our institutions’ graduates to obtain professional licensure, employment or other outcomes in their chosen fields of study could reduce our enrollments and revenue, limit our ability to offer educational programs, and potentially lead to litigation that could be costly to us.
HCN graduates and certain APUS graduates seek professional licensure, employment or other outcomes in their chosen fields following graduation. Their success in obtaining these outcomes depends on numerous factors, including: the individual merits of the graduate; whether the institution and the program were approved by the state in which the graduate seeks licensure, or by a professional association; whether the program meets all state requirements for professional licensure; and whether the institution or program has any required accreditation.
To apply for licensure to practice nursing in Ohio, an applicant must have successfully completed a nursing education program that is approved by the OBN. The OBN requires that nursing education programs such as HCN’s PN and ADN Programs have a pass rate on the relevant NCLEX that is at least 95% of the national average for first-time candidates in a calendar year. As discussed more fully in “Regulatory Environment - State Authorization/Licensure of Our Institutions,” failure to satisfy that requirement can result in the OBN taking certain adverse actions, including placement of a program on provisional status or withdrawal of approval pursuant to an adjudication proceeding. In March 2017, the OBN placed HCN’s ADN Program on provisional approval because the ADN Program has not met the OBN pass rate standard for four consecutive years. In March 2019, the OBN found that HCN’s ADN Program did not meet the OBN pass rate standard in 2019 for a seventh consecutive year. HCN has been implementing changes, including curriculum, admissions, and academic achievement and course retake policy changes that are designed to improve NCLEX scores over time, but there is no assurance that these changes will be successful or will not have negative effects on HCN’s enrollment. For example, enrollments in HCN’s ADN Program in 2019 were significantly lower than HCN planned, which we believe is likely partly associated with the implementation of new academic achievement and admissions standards that had the effect of reducing enrollments from qualified students. If HCN is unable to improve NCLEX scores over time, this situation could have an adverse impact on our ability to enroll students and eventually our ability to continue HCN’s ADN Program, any of which would have an adverse effect on our results of operations, cash flows, and financial condition. The Indiana State Board of Nursing also requires that nursing education programs have a pass rate on the relevant NCLEX exam that satisfies certain requirements. The Indiana State Board of Nursing may not grant full accreditation to an initially accredited program that has a pass rate is lower than one standard deviation below the average national pass rate, and if the program’s pass rate is lower than one standard deviation below the average national pass rate for three consecutive years, a program may be subject to additional oversight or a change in accreditation status.

State requirements for licensure are subject to change, as are professional certification standards, and we may not become aware of changes that may impact our students in certain instances. In the event that one or more states refuse to recognize our institutions’ students for professional licensure based on factors relating to our institutions or programs, the potential growth of our institutions’ programs would be negatively impacted, which could have a material adverse effect on our business, financial condition, results of operations, and cash flows. In addition, requirements for employment vary from employer to employer and from field to field. To the extent our graduates fail to satisfy requirements for employment by particular employers or in a particular profession based on characteristics of our programs, the ability to maintain enrollments, as well as the potential for growth of our institutions’ programs would be negatively impacted, which could have a material adverse effect on our business, financial condition, results of operations, and cash flows. In addition, if our institutions’ graduates fail to obtain professional licensure, employment or other outcomes in their chosen fields of study, we and our institutions could be exposed to litigation, including class-action litigation, claiming that we are at fault for such failure, which would force us to incur legal and other expenses that could have a material adverse effect on our business, financial condition, results of operations, and cash flows.
Our institutions must periodically seek recertification to participate in Title IV programs, and may, in certain circumstances, be subject to review by the Department of Education prior to seeking recertification, and our future success may be adversely affected if our institutions are unable to successfully maintain certification or obtain recertification.
An institution generally must seek recertification from ED at least every six years and possibly more frequently depending on various factors, such as whether it is provisionally certified. ED may also review an institution’s continued eligibility and certification to participate in Title IV programs, or scope of eligibility and certification, in the event the institution undergoes a change in ownership resulting in a change of control, or expands its activities in certain ways. In certain circumstances, ED must provisionally certify an institution, such as when it is an initial participant in Title IV programs or has undergone a change in ownership and control.
A provisionally-certified institution must apply for and receive ED approval of substantial changes and must comply with any additional conditions included in its program participation agreement. If ED determines that a provisionally-certified institution is unable to meet its responsibilities, it may seek to revoke the institution’s certification to participate in Title IV programs with fewer due process protections for the institution than if it were fully-certified.
In June 2020, APUS timely applied for recertification to participate in Title IV programs. On September 9, 2020, ED notified APUS that it had completed its review of APUS’s application and had granted APUS provisional certification until June 30, 2023. ED issued APUS a provisional program participation agreement, or PPPA, outlining the terms of provisional certification. As described in the PPPA, the reason ED granted approval on a provisional basis is because APUS was subject to an open program review at the time of the PPPA renewal. As discussed more fully in “Compliance with Regulatory Standards and the Effect of Regulatory Violations - Compliance Reviews,” in September 2016, ED began a program review of APUS’s administration of the Title IV programs during the 2014-2015 and 2015-2016 award years. That program review was closed on January 27, 2021 with no findings and no further action required. HCN is certified to participate in Title IV programs through September 30, 2021 and will be required to apply timely for recertification in order to continue to participate in the Title IV programs after that date.
If ED were to withdraw or not renew our institutions’ certification to participate in Title IV programs, our students would no longer be able to receive Title IV program funds or TA funds, which would have a material adverse effect on our enrollments, revenue, results of operations, and financial condition.
If our institutions are unable to successfully maintain certification or obtain recertification to participate in Title IV programs, they will not be able to participate in DoD tuition assistance programs.
If our institutions are unable to successfully maintain certification or obtain recertification to participate in ED’s Title IV programs, they will not be able to participate in TA because the DoD MOU requires an institution to be certified to participate in Title IV programs in order to participate in TA. Loss of participation in TA would have a material adverse effect on our enrollments, revenue, results of operations, and financial condition.

A failure to demonstrate “administrative capability” may result in the loss of eligibility to participate in Title IV programs.
ED’s regulations specify extensive criteria an institution must satisfy to establish that it has the requisite “administrative capability” to participate in Title IV programs and the sanctions ED may impose if an institution fails to satisfy any of those criteria. To meet the administrative capability standards, an institution must, among other things, comply with all applicable Title IV requirements, including with respect to the administration of Title IV programs and the processing of Title IV program funds. If an institution fails to satisfy any of the administrative capability requirements, ED may require the repayment of Title IV program funds, transfer the institution from the “advance” system of payment of Title IV program funds to heightened cash monitoring status, or to the “reimbursement” method of payment, place the institution on provisional certification status, or commence a proceeding to impose a fine or to limit, suspend, or terminate the participation of the institution in Title IV programs.
If one of our institutions is found not to have satisfied ED’s “administrative capability” requirements, it could be limited in its access to, or lose, Title IV program funding or certain Title IV-related conditions or fines could be imposed, which would adversely affect our enrollment, revenue, results of operations, and financial condition.
A failure to demonstrate “financial responsibility” may result in the loss of eligibility by one of our institutions to participate in Title IV programs or require the posting of an irrevocable letter of credit in order to maintain eligibility to participate in Title IV programs.
To participate in Title IV programs, an eligible institution must satisfy specific measures of financial responsibility prescribed by ED, or post a letter of credit in favor of ED, and possibly accept other conditions, such as provisional certification, additional reporting requirements, or regulatory oversight of its participation in Title IV programs. ED may also apply such measures of financial responsibility to a parent company of an eligible institution and, if such measures are not satisfied by the parent company, require the institution to post a letter of credit in favor of ED, and possibly accept other conditions on its participation in Title IV programs. For our institutions, ED applies its measures of financial responsibility at the level of the parent company, APEI. An obligation to post a letter of credit, or to accept other conditions, such as a change in our system of Title IV payment from ED for purposes of disbursement, could increase our costs of regulatory compliance, or affect our cash flow.
The 2020 Borrower Defense Regulations identify certain conditions or other triggering events that have or may have an adverse material effect on the institution’s financial condition, in response to which ED would or could require that the institution submit some form of financial protection to ED. For more on the financial responsibility provisions of the Borrower Defense Regulations, see “Regulatory Environment - Student Financing Sources and Related Regulations/Requirements - Department of Education - Regulation of Title IV Financial Aid Programs - Borrower Defenses” in our 2019 Annual Report, and related information in our other documents filed with the Securities and Exchange Commission. If, under the 2020 Borrower Defense Regulations, ED determines that one of our institutions is not financially responsible because of one or more triggering events, the institution would be required to provide an irrevocable letter of credit equal to at least 10% of the amount of federal student financial aid funds received by the institution for the past year. If one of our institutions is found not to have satisfied ED’s financial responsibility requirements, it could be limited in its access to, or lose, Title IV program funds, which would limit our potential for growth and adversely affect our enrollment, revenue, and results of operations. If we, as the parent company of an eligible institution, are found not to have satisfied ED’s financial responsibility measures, all of our institutions could be limited in their access to, or lose, Title IV program funds, which would limit our potential for growth and adversely affect our enrollment, revenue, results of operations, and financial position.
ED rules that took effect July 1, 2020 setting forth new standards and procedures related to borrower defense-to-repayment claims and requirements related to dispute resolution may create significant liability that could have a material adverse effect on our business.
Under the Higher Education Act of 1965, or the HEA, ED is authorized to specify in regulations which acts or omissions of an institution of higher education a borrower may assert as a defense to repayment of a loan under the Direct Loan Program, or a Direct Loan. Regulations in effect prior to the 2016 Defense Regulations permitted a borrower to assert a borrower defense to repayment of a Direct Loan if the institution’s acts or omissions give rise to a cause of action against the institution under state law. The 2016 Borrower Defense Regulations, which in part govern which acts or omissions of an institution of higher education a student borrower may assert as a defense to repayment of a Direct Loan, and certain other matters, create a new federal standard for borrower defenses, new limitation periods for borrower defense claims, and new processes for resolution of such claims. Certain portions of the 2016 Borrower Defense Regulations became effective October 16, 2018 after ED’s delay of the effective date of those regulations and a court decision in legal challenges to the delay. On September 23, 2019, ED published the 2020 Borrower Defense Regulations, which became effective July 1, 2020 and which among other things establish a new federal standard for evaluating and a new process for adjudicating, borrower defenses to repayment of loans made under the Direct Loan Program on or after July 1, 2020. The 2016 Borrower Defense Regulations thereafter continue to apply to all loans made under the Direct Loan Program on or after July 1, 2017 and before July 1, 2020. For more information on the Borrower Defense Regulations, see “Regulatory Environment - Student Financing Sources and Related Regulations/Requirements - Department of Education - Regulation of Title IV Financial Aid Programs - Borrower Defenses” in our 2019 Annual Report, and related information in our other documents filed with the Securities and Exchange Commission.
Under the Borrower Defense Regulations, ED may initiate a separate proceeding to collect from an institution the amount of relief resulting from a borrower defense brought by an individual borrower, and as part of group-process hearings under the 2016 Borrower Defense Regulations, ED will collect from the institution any liability for amounts discharged or reimbursed to borrowers under the group process. The 2020 Borrower Defense Regulations eliminate the process available under the 2016 Borrower Defense Regulations for a group of borrowers. If ED determines that borrowers of Direct Loans who attended our institutions have a defense to repayment of their Direct Loans, we could be subject to repayment liability to ED that could have a material adverse effect on our financial condition, results of operations, and cash flows.
The 2016 Borrower Defense Regulations also prohibit institutions from requiring students to engage in the institutions’ internal complaint processes before contacting other agencies, prohibit the use of pre-dispute arbitration agreements by institutions, prohibit class action lawsuit waivers, and require institutions to notify ED of arbitration filings and awards, for claims that may form the basis for a borrower defense to repayment of a Direct Loan. As a result of the 2016 Borrower Defense Regulations’ dispute resolution provisions, we could incur claims and expenses that we have not previously incurred, and which could have a material adverse effect on our business, financial condition, and results of operations. The 2020 Borrower Defense Regulations generally remove the prohibitions contained in the 2016 Borrower Defense Regulations but require institutions whose students must enter into pre-dispute arbitration agreements or class action waivers as a condition of enrollment to disclose publicly those requirements in an easily accessible format, and prohibit such an institution to require a student to participate in arbitration or any internal dispute resolution process prior to filing a borrower defense to repayment application with ED.
If one or more of our institutions does not comply with the 90/10 Rule, it or they will lose eligibility to participate in federal student financial aid programs.
The HEA requires all for-profit education institutions to comply with what is commonly referred to as the 90/10 Rule, which imposes sanctions on institutions that derive more than 90% of their total revenue on a cash accounting basis from Title IV programs, as calculated under ED’s regulations. In recent years, Congress has considered various proposals that would modify the 90/10 Rule. At this time we cannot predict whether Congress will pass legislation to modify the 90/10 Rule. Such proposals, or other similar legislation, should they become law, could have a material adverse impact on the operations of our institutions.
The 90/10 Rule percentage for our institutions could increase in the future, depending on the impact of future changes in our enrollment mix, and regulatory and other factors outside our control, including, for APUS, any reduction in tuition assistance provided by DoD for service members and education benefits provided by the VA for veterans, or changes in the treatment of such funding for purposes of the 90/10 Rule calculation. Currently, TA and VA education benefits are not treated as Title IV revenue under the 90/10 Rule and, therefore, such funding is included in the “10%” portion of the rule calculation. A reduction in the availability of this type of funding, or a change (through legislation, regulatory action, or an executive order) that requires that those funds be treated in the same manner as Title IV funding under the 90/10 Rule, would increase our institutions’ 90/10 Rule percentage. For the past three years, HCN has derived more than 80% of its total revenue on a cash accounting basis from Title IV programs as calculated under ED’s regulations. If HCN is unable to attract students who do not depend on Title IV program aid, such as students who finance their own education or receive full or partial tuition reimbursement from their employers, or through VA benefits, HCN’s 90/10 Rule percentage may increase.
If any of our institutions violates the 90/10 Rule and loses eligibility to participate in Title IV programs, it would also lose the ability to participate in the TA because DoD requires institutions to participate in the Title IV programs in order to participate in TA, and ineligibility of either or both of our institutions to participate in Title IV programs and TA would have a material adverse effect on our enrollments, revenue, results of operations, and cash flows.
A failure by our institutions to comply with the Department of Education’s incentive payment rule could result in sanctions and liability under the False Claims Act.
If one of our institutions pays a bonus, commission, or other incentive payment in violation of the HEA’s prohibition on such payments, commonly referred to as the incentive payment rule, the institution could be subject to sanctions, which could have a material adverse effect on our business. If ED determines that one of our institutions violated the incentive payment rule, it may require the institution to modify its payment arrangements to ED’s satisfaction. ED may also fine the institution or initiate action to limit, suspend, or terminate the institution’s participation in Title IV programs. ED may also seek to recover Title IV funds disbursed in connection with the prohibited incentive payments. In June 2015, ED announced that it will calculate institutional liability for noncompliance with the incentive payment rule by calculating the cost to ED of the Title IV funds improperly received by the institution, including the cost to ED of all of the Title IV funds received by the institution over a particular period of time if those funds were obtained through implementation of a policy or practice in which students were recruited in violation of the incentive payment rule. As described in “Regulatory Environment - Student Financing Sources and Related Regulations/Requirements - Department of Education - Regulation of Title IV Financial Aid Programs - Incentive Payment Rule,” changes in the interpretation of the regulation may create uncertainty about what constitutes impermissible incentive payments and errors in the implementation of programs may also lead to impermissible payments. Ambiguities as to how the incentive payment rule is interpreted also may influence our approach, or limit our alternatives, with respect to employment policies and practices and consequently may negatively affect our ability to recruit, retain, and motivate employees.
The DoD MOU requires that institutions participating in TA have policies in place that are compliant with regulations issued by ED related to restrictions on incentive payments. In addition, the Improving Transparency of Education Opportunities for Veterans Acts bans incentive payments based on success in securing enrollments or financial aid with regard to VA benefits.
In addition, third parties may file “qui tam” or “whistleblower” suits on behalf of the federal government under the Federal False Claims Act alleging violation of the incentive payment rule. Such suits may prompt ED investigations, and the federal government may determine to intervene in the lawsuits. Particularly in light of ED’s June 2015 announcement discussed above and the uncertainty surrounding interpretation of the incentive payment rule, the existence of, the costs of responding to, and the outcome of, qui tam or whistleblower suits or ED investigations could have a material adverse effect on our reputation causing our enrollments to decline, could cause us to incur costs that are material to our business, and could impact the ability of our institutions to participate in Title IV programs, among other things. As a result, our business could be materially and adversely affected.
Our institutions may lose eligibility to participate in Title IV programs if their student loan default rates are too high, and our future growth could be impaired as a result.
To remain eligible to participate in Title IV programs, an educational institution’s federal student loan cohort default rates must remain below certain specified levels. Each cohort is the group of students who first enter into student loan repayment during a federal fiscal year. If an institution’s cohort default rate equals or exceeds 30% for any given year, it must establish a default prevention task force and develop a default prevention plan with measurable objectives for improving the cohort default rate. Educational institutions will lose eligibility to participate in Title IV programs if their cohort default rate exceeds 40% for any given year or is equal to or greater than 30% for three consecutive years. Due to economic conditions spurred by COVID-19, borrowers may face difficulties in maintaining payments on their student loans. While Congress and ED have implemented a temporary freeze on student loan payments and interest until at least September 30, 2021, borrowers may still face economic constraints that cause higher default rates in the next few years.
If one of our institutions is required to develop a formal default prevention plan, it may increase our administrative costs which would adversely impact our results of operations. In the past there has been increased attention by members of Congress and others on default prevention activities of for-profit education institutions. If such attention leads to Congressional or regulatory action restricting the types of default prevention assistance that educational institutions are permitted to provide, the default rates of our former students may be negatively impacted. Such attention could also lead to Congressional proposals to increase the measuring period, which could negatively impact our default rates. In the past, members of Congress have also introduced proposed legislation that would assess institutions a share of the costs associated with default of student loans by students who were enrolled in the institutions’ education programs and would tie an institution’s obligation to make such “risk-sharing” payments to the institution’s eligibility to participate in the Title IV programs. If one of our institutions loses its eligibility to participate in Title IV programs because of high student loan default rates, students would no longer be eligible to use Title IV program funds at that institution, which would significantly reduce that institution’s enrollments and revenue and have a material adverse effect on our results of operations.
We rely on third parties to administer our institutions’ participation in Title IV programs and their failure to perform services as agreed or to comply with applicable regulations could cause us to lose our eligibility to participate in Title IV programs.
ED’s regulations permit an institution to enter into a written contract with a third-party servicer for the administration of any aspect of the institution’s participation in Title IV programs. The third-party servicer must, among other obligations, comply with Title IV requirements and be jointly and severally liable with the institution to ED for any violation by the servicer of any Title IV provision. Our institutions utilize third-party servicers for some services and in the future may consider using third-party servicers for other functions that are currently managed directly by our institutions. If any third-party servicer that we have engaged does not comply with applicable statutes and regulations including the HEA, our institutions may be liable for its actions, and our institutions could lose eligibility to participate in Title IV programs. The failure of one of our third-party servicers to perform the services as agreed may adversely impact our ability to operate, our eligibility to participate in Title IV programs, and our financial condition. Further, in the event that our institutions transition to or from a third-party servicer for any of its services, there would be costs and risks related to the transition, which could have a material adverse effect on our financial condition.
Our institutions will be subject to sanctions that could be material to our results and damage our reputation if the Department of Education determines that our institutions failed to correctly calculate and timely return Title IV program funds for students who withdraw before completing their educational program.
An institution participating in Title IV programs must correctly calculate the amount of unearned Title IV program funds that have been disbursed to students who withdraw from their educational programs before completion, and must return those unearned funds to the Title IV programs in a timely manner, generally within 45 days after the date the school determines that the student has withdrawn. Under ED regulations, late returns of Title IV program funds for 5% or more of students sampled in connection with the institution’s annual Title IV compliance audit constitute material noncompliance for which an institution generally must submit an irrevocable letter of credit.
HCN’s Title IV compliance audit for the year ended December 31, 2012, identified a deficiency related to timely return of Title IV program funds. ED ultimately determined that HCN was not required to repay the liability to ED and directed HCN to adopt procedures to prevent reoccurrence, and HCN was required to post an irrevocable letter of credit in the amount of approximately $130,000, which was released by ED in February 2018. In addition, for example, APUS’s Title IV compliance audit for the year ended December 31, 2016 identified a finding related to return of Title IV funds calculations that were not properly computed. ED also noted that a similar finding had been made in a program review that ED subsequently closed on January 27, 2021. In connection with the finding, ED required APUS to post a letter of credit in the amount of approximately $700,000. APUS posted the letter of credit on March 28, 2018 and it expired December 31, 2019.

Our institutions’ failure to comply with ED’s substantial misrepresentation rules could result in material sanctions.
ED may take action against an institution in the event of substantial misrepresentation by the institution concerning the nature of its educational programs, its financial charges, or the employability of its graduates. An institution engages in substantial misrepresentation when the institution itself, one of its representatives, or an organization or person with which the institution has an agreement to provide educational programs, marketing, advertising, or admissions services, makes a substantial misrepresentation directly or indirectly to a student, prospective student or any member of the public, or to an accrediting agency, a state agency, or to ED.
If ED determines that an institution has engaged in substantial misrepresentation, ED may: (i) if the institution is provisionally certified, as APUS currently is, revoke an institution’s program participation agreement or impose limitations on its participation in Title IV programs; (ii) deny participation applications made on behalf of the institution; or (iii) initiate a proceeding against the institution to fine the institution or to limit, suspend, or terminate the institution’s participation in Title IV programs. If administrative actions or litigation claiming substantial misrepresentation were brought against our institutions, we could incur legal costs related to their investigation and defense, which could materially and adversely impact our financial condition.
Failure to comply with the Jeanne Clery Disclosure of Campus Security Policy and Campus Crime Statistics Act as implemented by ED could result in sanctions.
Our institutions must comply with certain campus safety and security reporting requirements as well as other requirements in the Clery Act. The Clery Act requires an institution to report to ED and disclose in its annual security report, for the three most recent calendar years, statistics concerning the number of certain crimes that occurred within the institution’s so-called “Clery geography.” As a result of opening a Veteran’s Center in Charles Town, West Virginia, APUS determined that was no longer subject to that exclusion and issued its first annual security report in 2016. HCN publishes an annual security report as required by the Clery Act. Our institutions’ failure to comply with the Clery Act requirements or regulations promulgated by ED could result in our institutions being fined or having their eligibility to participate in Title IV programs limited, suspended, or terminated, could lead to litigation, or could harm our institutions’ reputation, each of which could, in turn, adversely affect our institutions’ enrollments and revenue and have a material effect on our business.
Enforcement of laws related to the accessibility of technology continues to evolve, which could result in increased information technology development costs and compliance risks.
APUS’s educational programs are made available to students through personal computers, mobile devices and other technological devices. In addition to its on-campus offerings, HCN also provides course content for students through personal computers, mobile devices, and other technological devices. For each of these programs, the curriculum makes use of a combination of graphics, pictures, videos, animations, sounds, and interactive content. Federal agencies including ED and the Department of Justice have considered or are considering how electronic and information technology should be made accessible to persons with disabilities, such as in the terms of specific technical standards. For example, Section 504 of the Rehabilitation Act of 1973, or Section 504, prohibits discrimination against a person with a disability by any organization that receives federal financial assistance. ED’s Office for Civil Rights, which enforces Section 504, together with the Department of Justice assert that requiring the use of technology in a classroom environment when such technology is inaccessible to individuals with disabilities violates Section 504, unless those individuals are provided accommodations or modifications that permit them to receive all the educational benefits provided by the technology in an equally effective and integrated manner. In recent years, ED’s Office for Civil Rights has taken enforcement action against several institutions of higher education, including primarily online institutions, after determining that their websites and online learning management platforms were not accessible to persons with a disability. If one of our institutions is found to have violated Section 504, it may be required to modify existing content and functionality of its online classroom or other uses of technology, including through adoption of specific technical standards. As a result of such enforcement action or as a result of new laws and regulations that require greater accessibility or accessibility in accordance with specific technical standards, our institutions may have to modify their online classrooms and other uses of technology to satisfy applicable requirements, which could require substantial financial investment. As with all nondiscrimination laws that apply to recipients of federal financial assistance, an institution may lose access to federal financial assistance if it does not comply with Section 504 requirements. In addition, private parties may file or threaten to file lawsuits alleging failure to comply with laws that prohibit discrimination on the basis of disability, and defending against such actions may require our institutions to incur costs to modify their online classrooms and other uses of technology and costs of litigation.
Government and regulatory agencies and third parties may conduct compliance reviews, bring claims, or initiate enforcement actions or litigation against us, any of which could disrupt our institutions’ operations and adversely affect their performance.
Because our institutions operate in a highly-regulated industry, we are subject to audits, compliance reviews, inquiries, complaints, investigations, claims of noncompliance, enforcement proceedings, and lawsuits by government agencies, regulatory agencies, students, employees, and third parties, including claims brought by third parties on behalf of the federal government. For example, ED regularly conducts program reviews of educational institutions that are participating in Title IV programs and the ED OIG regularly conducts audits and investigations of such institutions. Institutions that participate in the Title IV programs also must have an independent auditor conduct an annual audit of the institution’s compliance with the laws and regulations that are applicable to the Title IV programs in which the school participates and must submit the results of the audit to ED. In addition, the Federal Trade Commission has investigated and, in some cases, brought lawsuits against for-profit institutions alleging that the institutions engaged in deceptive trade practices, and the Consumer Financial Protection Bureau has sued for-profit institutions for engaging in allegedly illegal predatory lending practices.
If the results of compliance reviews or other proceedings are unfavorable to us, or if we are unable to defend successfully against lawsuits or claims, our institutions may be required to pay monetary damages or be subject to fines, limitations, loss of Title IV funding, injunctions, or other penalties, including the requirement to make refunds. Even if our institutions adequately address issues raised by an agency review or successfully defend a lawsuit or claim, we may have to divert significant financial and management resources from our ongoing business operations to address issues raised by those reviews or to defend against those lawsuits or claims. Claims and lawsuits brought against us or one of our institutions may result in reputational damage, even if such claims and lawsuits are without merit. Any one of these sanctions could materially adversely affect our business, financial condition, results of operations, and cash flows and result in the imposition of significant restrictions on us and our institutions, which may materially adversely affect our ability to operate.
Investigations by state Attorneys General, Congress, and governmental agencies may result in increased regulatory burdens and costs.
We and other for-profit postsecondary education providers have been subject to increased regulatory scrutiny and litigation in recent years. State attorneys general have increasingly focused on allegations of improper recruiting, compensation, and deceptive marketing practices, among other issues. States may also have consumer disclosure laws, including laws specifically applicable to for-profit institutions, and a state attorney general may take the position that any such laws apply to institutions that offer wholly online education to students in the state. A number of state attorneys general have launched investigations into for-profit postsecondary education institutions. For example, in August 2017, we received from the Attorney General of Massachusetts a CID relating to an investigation of alleged unfair or deceptive acts or practices by AMU in connection with the recruitment and retention of students and the financing of education. The CID required the production of documents and information relating to recruitment, enrollment, job placement and other matters. In August 2018, APUS entered into an AOD to resolve the inquiry. Pursuant to the terms of the AOD, and without any finding or admission of wrongdoing on APUS’s part, APUS paid $270,000 to the Attorney General and agreed to otherwise comply with applicable Massachusetts regulations. Other state attorneys general may also initiate inquiries into us or our institutions. Actions by state attorneys general and other governmental agencies, whether or not involving us or our institutions, could damage our reputation and the reputation of our institutions and limit the ability to recruit and enroll students, which could reduce student demand for our institutions’ programs and adversely impact our revenue and cash flow from operations.
Our regulatory environment and our reputation may be negatively influenced by the actions of other for-profit institutions.
Our institutions are two of a much larger number of for-profit institutions serving the postsecondary education market. Regulatory investigations and civil litigation have been brought against several for-profit educational institutions. These investigations and lawsuits have alleged, among other things, deceptive trade practices, and noncompliance with ED regulations. These allegations have attracted adverse media and social media coverage, have been the subject of federal and state legislative hearings, and have in some cases resulted in legislation or rulemaking. In some cases, institutions have ceased operations, including while under multiple government investigations. Broader allegations against the overall for-profit school sector have negatively affected public perceptions of for-profit educational institutions, including our institutions, and this trend could continue or broaden. In addition, reports on student lending practices of various lending institutions and schools, including for-profit schools, and investigations by a number of state attorneys general, Congress, and governmental agencies have led to adverse media and social media coverage of postsecondary and for-profit education. Adverse media or social media coverage regarding others in our industry, or regarding us or our institutions directly, could damage our reputation, could result in lower enrollments at our institutions, lower revenue and increased expenses, and could have a negative impact on our stock price. Such allegations could also result in increased scrutiny and regulation by ED, Congress, accrediting bodies, state legislatures, state attorneys general, or other governmental authorities with respect to all for-profit institutions, including us and our institutions. For these reasons or others, not-for-profit or public educational institutions may act to differentiate themselves from the for-profit educational institutions, including by choosing not to enter into collaborations with for-profit institutions, including us, or by excluding for-profit institutions from membership in industry groups. Similarly, some corporations may choose not to collaborate with for-profit providers such as us for programs for their employees or for other training purposes. For example, when Walmart announced that it will not be renewing its partnership agreement with APUS, it announced a new program that only involved not-for-profit institutions.
If we undergo a change in ownership or control, the Department of Education will place our institutions on provisional certification to the extent they are not already on provisional status, and the terms of that provisional certification could limit our institutions’ potential for growth and adversely affect our institutions’ enrollment, our revenue, and results of operations.
ED’s regulations provide that a change of control of a publicly-traded corporation occurs if: (i) there is an event that would obligate the corporation to file a Current Report on Form 8-K with the SEC disclosing a change of control; or (ii) the corporation has a stockholder that owns at least 25% of the total outstanding voting stock of the corporation and is the largest stockholder of the corporation, and that stockholder ceases to own at least 25% of such stock or ceases to be the largest stockholder. A significant purchase or disposition of our voting stock could be determined by ED to be a change in ownership and control under this standard. Under the HEA, an institution whose parent undergoes a change in ownership resulting in a change of control loses its eligibility to participate in Title IV programs and must apply to ED in order to reestablish such eligibility.
Future transactions could constitute a change in ownership or control under ED’s regulations and could cause ED to place our institutions on provisional certification as required by the HEA. The conditions of provisional certification or heightened scrutiny by ED could impact, among other things, our institutions’ ability to add educational programs, or additional locations, our ability to acquire other institutions, or our ability to make other significant changes. In addition, if ED were to determine that our institutions were unable to meet their responsibilities while they were provisionally-certified, as APUS currently is, ED could seek to revoke our institutions’ certification to participate in Title IV programs with fewer due process protections than if they were fully-certified. Limitations on our institutions’ operations could, and the loss of our institutions’ certification to participate in Title IV programs would adversely affect our institutions’ enrollments, and our revenue and results of operations.
If regulators do not approve or delay their approval of transactions involving a change of control of our Company or of institutions that we own or acquire, our and our institutions’ ability to operate could be impaired.
If we or one of our institutions experiences a change of ownership or control under the standards of applicable state regulatory bodies, accrediting agencies, ED, or other regulators, we or the institution governed by such agencies must notify or seek the approval of each relevant regulatory agency. Transactions or events that constitute a change of control include significant acquisitions or dispositions of an institution’s common stock, significant changes in the composition of an institution’s Board of Directors, internal restructurings, acquisitions of institutions including our pending Rasmussen Acquisition, or certain other transactions. Some of these transactions or events may be beyond our control. Our or our institutions’ failure to obtain, or a delay in receiving, approval of any change of control from the relevant regulatory agencies following a transaction involving a change of ownership or control could result in a suspension of operating authority, loss of accreditation, or suspension or loss of ability to participate in Title IV programs, which could have a material adverse effect on our institutions and our financial condition. Our failure to obtain, or a delay in receiving, approval of any change of control from other states in which we are currently licensed or authorized could require our institutions to suspend activities in that state or otherwise impair our institutions’ operations. The potential adverse effects of a change of control could influence, among other things, future decisions by us and our stockholders regarding the sale, purchase, transfer, issuance, or redemption of our stock. In addition, the regulatory burdens and risks associated with a change of control also could have an adverse effect on the market price of our common stock.
Certain contingents of Congress continue to examine the for-profit postsecondary education sector, which could result in targeted legislation, heightened oversight, or additional Department of Education rulemaking that may limit or condition Title IV program participation of for-profit schools in a manner that may materially and adversely affect our business.
While in recent years the focus of Congress on for-profit educational institutions has declined, certain contingents of Congress continue to examine institutions like ours. This focus has resulted in the introduction of various pieces of legislation, the holding of several hearings by various Congressional committees, and Congressional investigations and inquiries. We have previously incurred significant legal and other costs to respond to Congressional inquiries, and could incur significant legal and other costs to respond to any future inquiries. In addition, as a result of the 2020 U.S. federal elections, Democrats gained control of the executive branch and both houses of Congress. We cannot predict the extent to which, or whether, Congress may refocus on for-profit educational institutions as a result of these elections, but Democrats tend to support more regulation of and restrictions on for-profit institutions. We also cannot predict the extent to which, or whether, any hearings or investigations will result in legislation, further rulemaking affecting our participation in Title IV programs, or litigation alleging statutory violations, regulatory infractions, or common law causes of action.
The previous Congress considered comprehensive legislation to reauthorize the HEA. We cannot predict whether, in what form, or when, the two houses of Congress will reauthorize the HEA or whether, or when, the President will sign reauthorization legislation. Amendments to the HEA could occur as part of reauthorization, which could require us to modify our business practices and increase administrative costs, thereby negatively impacting our results of operations.
The adoption of any law or regulation that reduces funding for federal student financial aid programs or the ability of our institutions or students to participate in these programs could have a material adverse effect on our student population and revenue. Legislative action also may increase our administrative costs and require our institutions to modify their practices in order to comply with applicable requirements. Additionally, members of Congress have also from time to time encouraged ED to adopt additional regulations for participation in Title IV programs that could increase our cost of operations or expose us to additional risks.
Congressional examination of DoD oversight of tuition assistance used for distance education and for-profit institutions could result in legislative or regulatory changes that may materially and adversely affect our business.
In recent years, Congress has considered various proposals that would modify the 90/10 Rule. One current proposal would decrease the limit on Title IV funds from 90% to 85% and another current proposal would maintain the 90% limit but count TA and VA education benefits toward that limit. Such a proposal or other similar legislation, should it become law, could have a material adverse impact on the operations of our institutions. At this time we cannot predict the likelihood that Congress or the President will modify the 90/10 Rule or take some other action to limit the use of TA and VA education benefits at for-profit institutions, and what sources of funds could be counted toward the limit. To the extent that any laws or regulations are adopted that limit or condition the participation of for-profit schools or distance education programs in TA or in Title IV programs, or that limit or condition the amount of TA for which for-profit schools or distance education programs are eligible to receive, our financial condition could be materially and adversely affected.

Congress has in the past changed, and may in the future change, eligibility standards and funding levels for federal student financial aid programs, DoD tuition assistance, and other programs. Other governmental or regulatory bodies may also change similar laws or regulations relating to such programs, which could adversely affect our student population, revenue, and financial condition.
Political and budgetary concerns can significantly affect Title IV programs, military tuition assistance programs, and other laws and regulations governing federal and state aid programs.
Title IV programs are made available pursuant to the provisions of the HEA, and the HEA comes up for reauthorization by Congress approximately every five to six years. In the recent past, Congress has passed short-term non-substantive extensions of the HEA pending comprehensive reauthorization legislation. Further, when Congress does not act on comprehensive reauthorization through a single piece of legislation, it may act through multiple pieces of legislation. Congress completed the most recent reauthorization through multiple pieces of legislation and may reauthorize the HEA in a piecemeal manner in the future. Congress considered legislation to reauthorize the HEA during the 116th Congress, and is expected to consider such legislation again in the future. Additionally, Congress determines the funding level for each Title IV program on an annual basis.
Future Congressional action, including in reauthorizations or appropriations acts, may result in numerous legislative changes, including those that could adversely affect the ability of our institutions to participate in Title IV programs, TA, and the availability of such funding sources for our students. Members of Congress frequently propose legislation to alter or amend the terms under which our institutions participate in the federal student financial aid programs. Any action by Congress that significantly reduces funding for Title IV programs or the ability of our institutions or students to participate in these programs could materially harm our institutions’ business. A reduction in government funding levels could lead to lower enrollments at our institutions and require our institutions to arrange for alternative sources of financial aid for their students. Lower student enrollments at our institutions or their students’ inability to arrange alternative sources of funding could adversely affect our financial condition. Congressional action may also require our institutions to modify their practices in ways that could result in increased administrative and regulatory expenses.
We are not in a position to predict whether any particular legislation will be passed by Congress or signed into law in the future, but many commentators think it is now more likely that legislation may be enacted that could adversely affect the for-profit education sector given that Democrats, who tend to support more regulation of and restrictions on for-profit institutions, gained control of the executive branch and both houses of Congress as a result of the 2020 U.S. federal elections. The reallocation of funding among Title IV programs, material changes in the requirements for participation in such programs, or the substitution of materially different Title IV programs could reduce the ability of certain students to finance their education at our institutions and adversely affect our revenue and results of operations.
Recent and future regulatory developments other than rulemakings may adversely impact our institutions’ enrollment, financial condition, results of operations, expenses, and cash flows.
In addition to publishing rules, ED has in the past and may in the future take other actions that affect our institutions. For example, in September 2015, ED publicly released its “College Scorecard” website, as discussed in more detail in “Regulatory Environment - Student Financing Sources and Related Regulations/Requirements - Regulation of Title IV Financial Aid Programs - College Scorecard.” Among other characteristics, the College Scorecard allows users to search for schools based upon programs offered, location, size, tax status, mission, and religious affiliation. In 2019, ED updated the College Scorecard to include additional information, including more comprehensive graduation rates and program-level outcomes data such as median earnings and median loan debt. In December 2020, ED further updated the College Scorecard to include data on average earnings two years out from graduation based on field of study and data on student loan repayment. We cannot determine the extent to which data collected and published by ED has impacted or may impact our institution’s enrollments, reputation, or operating results, including if students exclude our institutions from consideration because of the College Scorecard’s presentation of our graduation rate, the focus on tax status and our status as a for-profit business, or because of other factors. We cannot predict the nature of any future actions that may be implemented by ED. However, these and future developments may adversely impact our institutions’ enrollments, financial condition, results of operations, expenses, and cash flows.

Failure to comply with the various federal and state laws and regulations governing HCN’s program to extend credit to its students could subject us to fines, penalties, obligations to discharge loans and other injunctive requirements, which could have a material adverse effect on our financial condition, results of operations, and cash flows and result in the imposition of significant restrictions on us and our ability to operate.
In July 2018, HCN began offering an extended payment plan option. The extended payment plan option is designed to assist students with educational costs consisting of tuition, textbooks, and fees. Payment plans require monthly payments while the student is enrolled in a program and extend for a period up to six months after the last day of attendance or graduation. The extended payment plan is subject to various federal and state laws and regulations, such as the Truth in Lending Act as implemented in Regulation Z, the Equal Credit Opportunity Act as implemented in Regulation B, and the Unfair, Deceptive or Abusive Acts or Practices provisions of Title X of the Dodd-Frank Act. For more on this extended payment plan option and its regulation, see “Our Institutions - Hondros College of Nursing - Sources of Student Financing” and “Regulatory Environment - Student Financing Sources and Related Regulations / Requirements - Additional Sources of Student Payments” in Part I, Item 1 of our 2019 Annual Report, and related information in our other documents filed with the Securities and Exchange Commission. If we do not comply with laws and regulations applicable to this financing program, we could be subject to fines, penalties, obligations to discharge loans and other injunctive requirements, which could have a material adverse effect on our financial condition, results of operations, and cash flows and result in the imposition of significant restrictions on us and our ability to operate. Additionally, an adverse allegation, finding or outcome in any of these matters could also materially and adversely affect our ability to maintain, obtain or renew licenses, approvals or accreditation and maintain eligibility to participate in Title IV programs or serve as a basis for ED to discharge certain Title IV student loans and seek recovery for some or all of its resulting losses from us, either of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows, and result in the imposition of significant restrictions on us and our ability to operate.
Risks Related to Our Business
As part of our business strategy, we have entered into, and may enter into or seek to enter into, business combinations and acquisitions that may be difficult to integrate, disrupt our business, dilute stockholder value, or divert management attention.
In October 2020, we entered into a definitive agreement to acquire Rasmussen University. We may seek to enter into additional business combinations or acquisitions in the future. Acquisitions are typically accompanied by a number of risks, including:
•	difficulties consolidating operations and integrating information technology and other systems, as well as the inability to maintain uniform standards, controls, policies and procedures;
•	distraction of management’s attention from normal business operations during the acquisition and integration processes;
•
inability to obtain, or delay in obtaining, approval of the acquisition from the necessary regulatory agencies, or the imposition of operating restrictions or a letter of credit requirement on us or on the acquired institution;

•	challenges relating to conforming non-compliant financial reporting procedures to those required of a subsidiary of a U.S. reporting company, including procedures required by the Sarbanes-Oxley Act;
•	expenses associated with the integration efforts; and
•	unidentified issues not discovered in the due diligence process, including legal contingencies.
Any inability to integrate completed acquisitions in an efficient and timely manner could have an adverse impact on our results of operations. Further, many acquisitions result in the acquirer recording goodwill. If any acquisitions for which we record goodwill are not successful or experience challenges, that goodwill may become impaired and have an adverse impact on our results of operations. For example, we recorded pretax, non-cash charges of $7.3 million during the fiscal year ended December 31, 2019 to reduce the carrying value of our goodwill as a result of determinations that the fair value of HCN was less than its carrying value because of circumstances including HCN’s underperformance against 2019 internal targets and overall 2019 financial performance. We also previously recorded a charge in 2016 to reduce the carrying value of our goodwill as a result of a determination that the fair value of HCN was less than its carrying value.

The Rasmussen Acquisition will be, and our acquisition of any other educational institution would also likely be, considered a change in ownership and control of the acquired institution under applicable regulatory standards, as in the HCN acquisition. For such an acquisition, we may need approval from ED, applicable state agencies and accrediting agencies, and possibly other regulatory bodies, a number of which can only be requested after completion of the acquisition. Our inability to obtain such approvals with respect to a completed acquisition could have a material adverse effect on our business, financial condition, results of operations, and cash flows. If we are not successful in completing acquisitions, we may incur substantial expenses and devote significant management time and resources without a productive result. In addition, future acquisitions could result in dilutive issuances of securities or could require use of substantial portions of our available cash, as in the HCN acquisition, or issuances of debt, as is anticipated in connection with the Rasmussen Acquisition, which could adversely affect our financial condition.
The Rasmussen Acquisition may not be completed on the anticipated timeline, or at all, and the failure to complete the Rasmussen Acquisition could adversely impact our business, results of operations, financial condition, and the market price of our common stock.
The closing of the Rasmussen Acquisition is subject to a number of conditions as set forth in the Rasmussen Agreement that must be satisfied or waived, including among others, (i) regulatory review by ED, approval by HLC, and approval of or notices to other regulatory and accrediting bodies, (ii) filings with and consents required to be made or obtained under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the expiration of any related waiting period, (iii) enrollment in Rasmussen University’s nursing programs, in the term prior to closing, not having declined by more than five percent from enrollment as of the start of the same academic term in the prior academic year, and (iv) ED approval of Rasmussen University’s March 2019 change in ownership. There can be no assurance that all required approvals will be obtained or that all other closing conditions will otherwise be satisfied or waived, and, if all required approvals are obtained and all closing conditions are satisfied or waived, we can provide no assurance as to the terms, conditions and timing of such approvals or that the Rasmussen Acquisition will be completed in a timely manner or at all. Certain of the conditions to completion of the Rasmussen Acquisition are not within either our or Rasmussen University’s control, and we cannot predict when or if these conditions will be satisfied or waived. Even if regulatory approval is obtained, it is possible conditions will be imposed that could result in a material delay in, or the abandonment of, the Rasmussen Acquisition or otherwise have an adverse effect on us. The closing of the Rasmussen Acquisition is also dependent on the accuracy of representations and warranties made in the Rasmussen Agreement (subject to customary materiality qualifiers and other customary exceptions) and the performance in all material respects by the parties of obligations imposed under the Rasmussen Agreement.
If the Rasmussen Acquisition is not completed within the expected timeframe or at all, we may be subject to a number of material risks. The price of our common stock may decline to the extent that current market prices reflect a market assumption that the Rasmussen Acquisition will be completed. In addition, some costs related to the Rasmussen Acquisition must be paid whether or not the Rasmussen Acquisition is completed, and we have incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the proposed transaction, as well as the diversion of management and resources towards the Rasmussen Acquisition, for which we will have received little or no benefit if completion of the Rasmussen Acquisition does not occur. We may also experience negative reactions from our investors, students, and employees and faculty.
We are relying on the availability of financing under a commitment letter for debt financing, or alternative financing, to fund a portion of the purchase price for the Rasmussen Acquisition.
We plan to finance a portion of the aggregate purchase price for the Rasmussen Acquisition. In connection with the Rasmussen Acquisition, we entered into a commitment letter for (i) a senior secured term loan facility in the aggregate principal amount of $175 million, or the Term Facility, and (ii) a senior secured revolving loan facility in an aggregate commitment amount of $20 million, or together with the Term Facility, the Facilities, the terms of which are expected to be finalized on or prior to the Closing. The obligations of the lenders under the commitment letter are subject to conditions, which may not be met. We currently expect to pay up to $175 million of the cash consideration for the Rasmussen Acquisition with proceeds from the Facilities. There can be no guarantee that we will be able to close the Facilities or any alternative financing arrangements on commercially reasonable terms or at all. If the Facilities are not available, and alternative financing cannot be secured, we may not be able to pay the cash consideration for the Rasmussen Acquisition, in which case the Rasmussen Acquisition would not be completed.
We have incurred, and will continue to incur, significant transaction costs and integration costs in connection with the Rasmussen Acquisition.
We have incurred, and will continue to incur, significant costs, expenses and fees, including fees for professional services and other transaction costs, in connection with the Rasmussen Acquisition, including costs that we may not currently expect. We must pay many of these costs and expenses whether or not the transaction is completed. In addition, we expect to incur significant integration costs after the closing of the Rasmussen Acquisition. There are a number of factors beyond our control that could affect the total amount or the timing of these costs and expenses.
Integrating our business with Rasmussen’s business may be more difficult, costly or time-consuming than expected, and we may not realize the expected benefits of the Rasmussen Acquisition, which may adversely affect our business results.
If we experience greater than anticipated costs to integrate or are not able to successfully integrate Rasmussen into our existing operations, we may not be able to achieve the anticipated benefits of the Rasmussen Acquisition, including cost savings and other synergies and growth opportunities. Even if the integration of Rasmussen’s business is successful, we may not realize all of the anticipated benefits of the Rasmussen Acquisition during the anticipated time frame, or at all. For example, events outside our control, such as changes in regulation and laws, as well as economic trends, including as a result of the COVID-19 pandemic, could adversely affect our ability to realize the expected benefits from this acquisition. In addition, Rasmussen is a privately held company and has not been required to maintain an internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. The costs that we may incur to implement such controls and procedures may be substantial and we could encounter unexpected delays and challenges in this implementation. In addition, we may discover significant deficiencies or material weaknesses in the quality of Rasmussen’s financial and disclosure controls and procedures
An inability to realize the full extent of the anticipated benefits of the Rasmussen Acquisition, as well as any delays encountered in the integration process, could have an adverse effect upon our revenue, level of expenses and operating results, which may adversely affect the value of our common stock after the completion of the Rasmussen Acquisition. In addition, it is possible that the integration process could result in the loss of key employees, errors, or delays in the implementation of shared services, the disruption of our ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with students, faculty and other employees or to achieve the anticipated benefits of the Rasmussen Acquisition. Integration efforts also may divert management attention and resources.
Rasmussen may have liabilities that are not known to us.
Rasmussen may have liabilities that we failed, or were unable, to discover in the course of performing our due diligence investigations. Following the completion of the Rasmussen Acquisition, we may learn additional information about Rasmussen that materially adversely affects us, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition, and results of operations.
We expect to incur substantial indebtedness under the Facilities, the cost of servicing that debt could adversely affect our business and financial results, and we may not be able in the future to service that debt.
Our ability to make scheduled payments on or to refinance our obligations under the Facilities or any alternative debt financing arrangements will depend on our financial and operating performance, which will be affected by economic, financial, competitive, business, and other factors, some of which are beyond our control. The indebtedness we expect to incur in connection with the Rasmussen Acquisition will require us to dedicate a substantial portion of our cash flow to servicing this debt, thereby reducing the availability of cash to fund other business initiatives. There can be no assurance that our business will generate sufficient cash flow from operations to service our indebtedness or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our indebtedness on or before maturity or sell certain of our assets. There can be no assurance that we will be able to restructure or refinance any of our indebtedness on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. In addition, upon the occurrence of certain events, such as a change of control, we could be required to repay or refinance our indebtedness. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we are unable to generate or borrow sufficient cash to make payments on our indebtedness, our business and financial condition would be materially harmed.
DoD’s MOU includes terms and conditions that impose extensive regulatory requirements on our institutions with respect to participation in DoD tuition assistance programs.
Each institution participating in TA is required to sign an MOU outlining certain commitments and agreements between the institution and DoD prior to accepting funds from TA. In 2014, DoD promulgated new regulations and institutions were required to sign a new MOU, which we refer to as the DoD MOU, in order to continue to participate in TA. For more information about the requirements imposed by the DoD MOU, see “Regulatory Environment - Department of Defense” in our 2019 Annual Report, and related information in our other documents filed with the Securities and Exchange Commission. We cannot predict precisely what type of immediate sanctions, if any, will be implemented before an institution loses the ability to participate in TA for failure to comply with the DoD MOU. We believe that DoD may also impose sanctions other than denying an institution the ability to participate in TA, including restricting student enrollment in tuition assistance programs, suspending an institution from enrolling new students, limiting access to military installations, subjecting the institution to heightened compliance oversight, or otherwise limiting an institution’s ability to participate in TA. If we fail to comply with the requirements of the DoD MOU or any successor MOU, we will not be able to participate in TA, which could have a significant adverse effect on our results of operations and financial condition.
Our business could be harmed if our institutions experience a disruption in their ability to process Title IV financial aid.
We collected a substantial portion of our fiscal year 2020 consolidated revenue from receipt of Title IV financial aid program funds. Any processing disruptions by ED, by our institutions, or by third-party service providers may impact the ability of our institutions’ students to obtain Title IV financial aid on a timely basis. If our institutions experience a disruption in their ability to process Title IV financial aid, either because of administrative challenges on their part or the part of their vendors, or the inability of ED to process Title IV funds on a timely basis, it could have a material adverse effect on our institutions’ business and on our financial condition, results of operations, and cash flows. If our institutions experience a disruption in their ability to process Title IV financial aid because of administrative challenges on their part or the part of their vendors, ED could require that our institutions become subject to payment methods for Title IV programs that are not the advance payment system, which could have a material adverse effect on our institutions’ cash flows.
We have implemented a shared services model for services between APEI and APUS, and APEI and HCN, and challenges encountered due to the ongoing operation and potential expansion of this model may cause strategic or operational challenges and adversely impact us.
Beginning in 2016, we began to invest capital and human resources in the transition and planned implementation of the shared services model pursuant to which APEI would provide services to APUS that were previously handled directly within APUS and HCN, as well as in changes to our systems and training of employees, among other things. In December 2016, APUS submitted a change of structure application to HLC in connection with the proposed implementation of the shared services model. In November 2018, HLC notified APUS that the HLC Board of Trustees approved the change in structure application and extended APUS’s accreditation following adoption of the shared services model, which we subsequently implemented. As required by HLC policy and ED regulation, HLC conducted a focused site visit in May 2019. The site visit team found that evidence of compliance with the commitments APUS made in its application and with HLC’s Eligibility Requirements and Criteria for Accreditation was sufficiently demonstrated and no further follow up was recommended. In August 2019, HLC notified APUS that HLC’s Institutional Actions Council, which conducts reviews and acts on accreditation recommendations, concurred with the site visit team’s findings. During 2020, we expanded the use of our shared services model and APUS now provides additional services to HCN.

The operation and potential continued expansion of the shared services model could lead to strategic and operational challenges, inefficiencies, or increased costs, any of which could adversely affect our business, financial condition, results of operations, and cash flows.
Efforts to diversify our business outside of the traditional areas served by our institutions may provide strategic and operational challenges that we are not prepared or able to address.
We intend to continue to explore opportunities to invest in the education industry, which could include purchasing or investing in other education-related companies or companies developing new technologies. As we seek opportunities to expand our business and serve markets beyond those traditionally served by our institutions, we may encounter strategic and operational challenges different from those within our existing institutions. Our institutions may have limited experience operating in new businesses and markets or new modes of teaching (such as CBE, micro-credentials, or other non-degree credentials) and may need to modify systems and strategies or enter into arrangements with other institutions and organizations. In addition, our systems and infrastructure may not be able to respond quickly enough to support new business opportunities, or we may not otherwise be able to address the strategic or operational differences of these new opportunities. If we are unable to successfully capitalize on new opportunities, the value of our common stock may decline over time, including because of the challenges of growing our core business under our current model.
We may need additional capital in the future, but there is no assurance that funds will be available on acceptable terms.
We may need additional capital in the future for various reasons, including to finance business acquisitions such as the Rasmussen Acquisition and investments in technology or to achieve growth or fund other business initiatives, but there is no assurance that capital will be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing stockholders. Additionally, any securities issued to raise capital may have rights, preferences, or privileges senior to those of existing stockholders. If adequate capital is not available or is not available on acceptable terms, our and our institutions’ ability to expand, develop or enhance services or products, or respond to competitive pressures, will be limited.
Our access to capital markets and sourcing for additional funding to expand or operate our business is subject to market conditions. Credit concerns regarding the for-profit postsecondary education industry as a whole also may impede our access to capital markets. If we are unable to obtain needed capital on terms acceptable to us, we may have to limit strategic initiatives or take other actions that materially adversely affect our business, financial condition, results of operations, and cash flows.
Economic and market conditions in the U.S. and abroad, including as a result of COVID-19, and changes in interest rates, could affect our enrollments, success with placement and persistence and cohort default rates.
Our business has been and may in the future be adversely affected by a general economic slowdown or recession in the U.S. or abroad, including the impact of COVID-19. Our institutions derive a significant portion of their revenue from Title IV programs, which include student loans with interest rates subsidized by the federal government. Additionally, some students finance their education through private loans that are not government subsidized. Historically low interest rates have created a favorable borrowing environment for students. However, our students may have to pay higher interest rates on their Title IV program loans and private loans as a result of recent interest rate increases. Increases in applicable interest rates could result in a corresponding increase in educational costs to our existing and prospective students, which could result in a reduction in our enrollment. Higher interest rates could also contribute to higher default rates with respect to our students’ repayment of their education loans. Higher default rates may in turn adversely impact our eligibility to participate in some Title IV programs, which could adversely impact our operations and financial condition.
Adverse economic developments such as the COVID-19 pandemic that affect the United States could also result in a reduction in the number of jobs available to our graduates and lower salaries being offered in connection with available employment, which, in turn, could result in declines in our success with placements and persistence. In addition, adverse economic developments could adversely affect the ability or willingness of our former students to repay student loans, which could increase our institutions’ student loan cohort default rates and require increased time, attention, and resources to manage these defaults. Our institutions’ students are able to borrow Title IV loans in excess of their tuition and fees. The excess is received by such students as a credit balance refund. However, if a student withdraws, our institutions must return any unearned Title IV funds (which may include a portion of the credit balance refund) and must seek to collect from the student any resulting amounts owed to the institution. A protracted economic slowdown could negatively impact such students’ abilities to satisfy debts to the institution, including debts that result from returns of unearned Title IV amounts. As a result, the amount of Title IV funds we would have to return without repayment from our institutions’ students could increase, and our financial results could suffer.
We may not be able to successfully manage and limit our exposure to bad debt.
We experienced an increase in bad debt in our HCN segment for the years ended December 31, 2019 and 2020. We believe these increases in bad debt in our HCN segment have been primarily driven, in 2019, by HCN’s implementation of an extended payment plan option and, in 2020, by increases in revenue as a result of increases in enrollment. For more information on the extended payment plan option, see “Our Institutions - Hondros College of Nursing - Sources of Student Financing” and “Regulatory Environment - Student Financing Sources and Related Regulations / Requirements - Additional Sources of Student Payments” in Part I, Item 1 of our 2019 Annual Report, and related information in our other documents filed with the Securities and Exchange Commission. We have also had periods at APUS where we have experienced increases in our bad debt expense, and there is no assurance that bad debt expense will not increase at APUS again in the future. There is no assurance that we will be able to limit our exposure to bad debt or that steps we take to limit bad debt will be effective. Continued bad debt increases in our HCN segment or bad debt expense increases at APUS could have a material adverse effect on our financial condition, cash flows, and results of operations.
We rely on third-party vendors whose service may be of lower quality than ours, whose responsiveness may be less timely than ours, and whose compliance practices may increase our operational and compliance risk.
We rely on third-party vendors to provide certain services to our institutions and their students primarily related to information technology services, our learning management system, and financial aid processing, and expect to rely more heavily on such vendors, particularly through cloud computing services, for certain information technology services in the future. While we monitor and assess the service of these vendors, it is possible that the quality of their service and the timeliness of their responses may be less than the service and responsiveness that we or our institutions would provide. These third-party vendors may lack adequate business continuity planning. Using third-party vendors increases compliance risk that the vendors may not adequately protect personal information regarding our institutions’ students and their families, or that they may not comply with applicable federal or state regulations applicable to our institutions’ business. Further, transitioning from existing vendors or from in-house processes to new providers or from third-party providers to in-house processes or vice versa, such as the replacement of the open-source Sakai CLE learning management system with a commercial cloud-based system in 2020, involves inherent risks, including the risk of significant disruptions of integral processes. In the event third-party vendors fail to provide services, lack adequate continuity planning, or fail to provide necessary implementation or transition services, our financial condition and results of operations could be adversely affected.
If our institutions fail to maintain adequate systems and processes to detect and prevent fraudulent activity in student enrollment and financial aid, our institutions may lose the ability to participate in Title IV programs or Department of Defense tuition assistance programs, or have participation in these programs conditioned or limited.
Our institutions, in particular APUS, have been the target of fraudulent and abusive activity related to Title IV program funds, as well as other fraudulent or abusive activities. We believe the risk of outside parties attempting to perpetrate fraud in connection with the award and disbursement of Title IV program funds at APUS, including as a result of identity theft, is heightened due to its being an exclusively online education provider and its relatively low tuition. Our institutions must maintain systems and processes to identify and prevent fraudulent applications for enrollment and financial aid. We cannot be certain that our institutions’ systems and processes will continue to be adequate in the face of increasingly sophisticated fraud schemes, or that we will be able to expand such systems and processes at a pace consistent with the changing nature of these fraud schemes.
ED requires institutions that participate in Title IV programs to refer to the ED OIG credible information about fraud or other illegal conduct involving Title IV programs, and in the past our institutions have referred to the OIG information with respect to potential fraud by applicants and students. If the systems and processes that our institutions have established to detect and prevent fraud are inadequate, ED may find that our institutions do not satisfy ED’s “administrative capability” requirements. If our institutions fail to satisfy the administrative capability requirements, ED may require the repayment of Title IV program funds, transfer our institutions from the “advance” system of payment of Title IV program funds to heightened cash monitoring status, or to the “reimbursement” system of payment, place our institutions on provisional certification status, or commence a proceeding to impose a fine or to limit, suspend, or terminate our institutions’ participation in Title IV programs, which would adversely affect our institutions’ enrollment, revenue, and results of operations. In addition, our institutions’ ability to participate in Title IV programs and TA is conditioned on maintaining accreditation by an accrediting agency that is recognized by ED. Any significant failure to adequately detect fraudulent activity related to student enrollment and financial aid could cause our institutions to fail to meet their accreditors’ standards. Furthermore, accrediting agencies that evaluate institutions offering online programs, like APUS’s programs, must require such institutions to have processes through which the institution establishes that a student who registers for such a program is the same student who participates in and receives credit for the program. Failure to meet the requirements of our institutions’ accrediting agencies could result in the loss of accreditation of one or more of our institutions, which could result in their loss of eligibility to participate in Title IV programs, TA, or both.
If we are unable to attract and retain management, faculty, administrators, and skilled personnel, our business and growth prospects could be severely harmed, and changes in management could cause disruption and uncertainty.
Our success depends largely upon the continued services of our executive officers and other key management and technical personnel. The loss of one or more of our key personnel could harm our business. While we have employment agreements with our Chief Executive Officer, the President of APUS, our Chief Financial Officer, and our Chief Technology Officer, we do not have employment agreements with other executives or personnel, and the employment agreements that we do have do not prevent our executives from voluntarily ceasing to work for us.
We must attract and retain diverse and highly qualified management, faculty, administrators, and skilled personnel to our institutions. Competition for hiring these individuals is intense, especially with regard to faculty in specialized areas, and executives with relevant industry expertise. We have had a number of other executive officers retire or otherwise depart our Company over the last several years and we continually evaluate our leadership structure. For instance, in September 2019, Angela Selden was hired as our Chief Executive Officer, and Dr. Boston remained in the role of President of APUS pending his expected retirement. Dr. Boston retired in August 2020 and was succeeded as President of APUS by Dr. Wade Dyke. In addition to these hires and changes, we may otherwise continue to work to strengthen our management team. As with any leadership changes, our past or future changes could lead to strategic and operational challenges and uncertainties, distractions of management from other key initiatives, inefficiencies, or increased costs, any of which could adversely affect our business, financial condition, results of operations, and cash flows.
If we fail to attract new management, faculty, administrators, or skilled personnel or fail to retain, develop, and motivate our existing management, faculty, administrators, and skilled personnel, our institutions and our ability to serve our students and expand our programs, open new locations, make investments or acquisitions, and update or enhance our technology could be severely harmed, and changes in management could disrupt our business and cause uncertainty.
Our success depends on the contributions of our approximately 2,940 employees.
Our performance largely depends on the talents, experience, and efforts of our employees, and we believe that we can be distinguished by our ability to foster a culture and practice of innovation, quality, communication, cooperation, honesty, and respect. In addition, our strategic initiatives require our management, faculty, staff, and skilled personnel to adapt and learn new skills and capabilities. Our failure to maintain a positive culture or to continue fostering the growth and development of our personnel, including through the use of staff performance evaluation systems and processes, could have a material adverse effect on our business and results of operations.
We rely on key personnel to lead with integrity. To the extent our leaders behave in a manner that is not consistent with our values, we could experience significant impact to our brand and reputation, as well as to our culture.

We also must manage leadership development and succession planning throughout our business. To the extent that we lose experienced personnel, it is critical that we develop other employees, hire new qualified personnel, and successfully manage the transfer of critical knowledge. While we have processes in place for management transition and the transfer of knowledge, the loss of key personnel, coupled with an inability to adequately train other personnel, hire new personnel, or transfer knowledge, could significantly impact our business and results of operations.
We have limited experience in making investments in other entities, and any such investments may not result in strategic benefits for our business or could expose us to other risks.
From time to time we will consider and may pursue strategic investments. These transactions could include, among other things, investments in, partnerships or joint ventures with other schools, service providers or education technology related companies, among other types of entities. These types of investments involve significant challenges and risks, including that the investment does not advance our business strategy, that we do not realize a satisfactory return on our investment, that we acquire unknown liabilities, or that management’s attention is diverted from our core business. These events could harm our operating results or financial condition. Any investments in other entities may also subject us to the operating and financial risks of such entities, and we rely on the internal controls and financial reporting controls of such entities.
We have made minority investments in entities in which we do not have sole control, which present risks in addition to those that apply to other investments or acquisitions. These investments include our investment in a holding company that acquired and now operates New Horizons Worldwide, Inc., or New Horizons, our investment in preferred stock of Fidelis Education, Inc., or Fidelis Education, our investment in preferred stock of Second Avenue Software, Inc., or Second Avenue, and our investment in preferred stock of RallyPoint, an online social network for members of the military. We do not have the ability to control the policies, management or affairs of these entities, and generally we would not have that ability in any minority investment in an entity. The interests of persons who control the entities in which we have invested and may invest may differ from our interests, and they may cause such entities to take actions that are not in our best interest, and we may become involved in disputes with such persons. Our inability to control entities in which we make minority investments could negatively affect our ability to realize the strategic benefits of those investments.
We have made these minority investments to realize strategic benefits for our business, rather than to generate income or capital gains from these investments, and we may make future minority investments for similar purposes. We cannot ensure that we will realize any strategic benefits from these investments in the near-term or at all. To the extent that the strategic benefits of any investment are not timely realized, or the investment otherwise underperforms, we may wish to dispose of the investment. Because our interests in entities in which we have made minority investments, such as New Horizons, Fidelis Education, Second Avenue, and RallyPoint are highly illiquid and not traded in any public market, we may not be able to timely dispose of these interests, or may have to sell at less than our carrying value. Further, should the value of these investments become impaired, we may be required to reduce the carrying value of these investments. For example, we recorded a non-cash, pretax impairment charge of $0.5 million for the fiscal year ended December 31, 2018, to reduce the carrying value of certain minority investments to their fair value.
Our inability to dispose of our interest in such an entity, or a reduction in the carrying value of such an entity on our books, would negatively affect our operating results.
Our limited ability to obtain exclusive proprietary rights and protect our intellectual property, as well as disputes we may encounter from time to time with third parties regarding our use of their intellectual property, could harm our operations and prospects.
In the ordinary course of business, our institutions develop intellectual property of many kinds that is or will be the subject of patents, copyrights, trademarks, service marks, domain names, agreements, and other registrations. Our institutions rely on agreements under which we obtain rights to use course content developed by faculty members and other third-party content experts.
We cannot ensure that any measures we and our institutions take to protect our intellectual property or obtain rights to the intellectual property of others will be adequate, or that we have secured, or will be able to secure, appropriate protections for all of our institutions’ proprietary rights in the United States or foreign jurisdictions, or that third parties will not infringe upon or violate the proprietary rights of our institutions.

Despite our efforts to protect these rights, third parties may attempt to develop competing programs or copy aspects of our institutions’ curriculum, online resource material, quality management, and other proprietary content. Any such attempt, if successful, could adversely affect our institutions’ business. Protecting these types of intellectual property rights can be difficult, particularly as it relates to the development by our institutions’ competitors of competing courses and programs.
Our institutions may encounter disputes from time to time over rights and obligations concerning intellectual property, and may not prevail in these disputes. Third parties may raise a claim against our institutions alleging an infringement or violation of their intellectual property. Some third-party intellectual property rights may be extremely broad, and it may not be possible for our institutions to conduct operations in such a way as to avoid disputes regarding those intellectual property rights. Any such dispute could subject our institutions to costly litigation and impose a significant strain on our financial resources and management personnel regardless of whether that dispute has merit. Our insurance may not cover potential claims of this type adequately or at all, and our institutions may be required to alter the content of their courses or pay monetary damages, which may be significant.
We may incur liability for the unauthorized duplication or distribution of course materials posted online for course discussions.
In some instances, our institutions’ faculty members or students may post various articles or other third-party content online in course discussion boards or in other venues. The laws governing the fair use of these third-party materials are imprecise and adjudicated on a case-by-case basis, which makes it challenging to adopt and implement appropriately balanced institutional policies governing these practices. We and our institutions may incur liability for the unauthorized duplication or distribution of this material posted online. Third parties may raise claims against us and our institutions for the unauthorized duplication of this material. Any such claims could subject us and our institutions to costly litigation and impose a significant strain on financial resources and management personnel regardless of whether the claims have merit. Our institutions’ faculty members or students could also post classified material on course discussion boards, which could expose us to civil and criminal liability and harm our institutions’ reputations and relationships with members of the military and government. Our insurance may not cover potential claims of this type adequately or at all, and we may be required to pay monetary damages and our institutions may be required to alter the content of their courses.
We may have unanticipated tax liabilities that could adversely impact our results of operations and financial condition.
We and our institutions are subject to multiple types of taxes in the U.S. and may be subject to taxation in the future in various foreign jurisdictions. The determination of our provision for income taxes and other tax accruals involves various estimates and judgments, and therefore the ultimate tax determination is subject to uncertainty. In addition, changes in tax laws, regulations, or rules, or application of state sales, use, and excise taxes, may adversely affect our future reported financial results, may impact the way in which we conduct our business, or may increase the risk of audit by the Internal Revenue Service or other tax authorities. Although we believe our tax accruals are reasonable, the final determination of tax returns under review or returns that may be reviewed in the future and any related litigation could result in tax liabilities that materially differ from our historical income tax provisions and accruals. In addition, an increasing number of states are adopting new laws or changing their interpretation of existing laws regarding the apportionment factors used for state corporate income tax purposes in a manner that could result in a larger proportion of our income being taxed by the states in which we are required to file state tax returns. These legislative and administrative changes could have a material adverse effect on our business and financial condition.
We rely on dividends, distributions and other payments, advances, and transfers of funds from our operating subsidiaries to meet our obligations and to fund acquisitions and certain investments.
We rely on dividends, distributions and other payments, advances, and transfers of funds from our operating subsidiaries to meet our obligations and to fund acquisitions and certain investments and generate all of our operating income through our subsidiaries. As a result, we rely on dividends and other payments or distributions from our operating subsidiaries to meet our obligations and to fund acquisitions and investments. The ability of our operating subsidiaries to pay dividends or to make distributions or other payments to us depends on their respective operating results and may be restricted by, among other things, the laws of their respective jurisdictions of organization, regulatory requirements such as obligations to maintain certain restricted cash or post letters of credit, accreditation requirements, agreements entered into by those operating subsidiaries, and the covenants of any future obligations that we or our subsidiaries may incur. For example, due to financial performance, HCN has not paid a dividend to APEI since January 2019.
Legal proceedings, particularly class action lawsuits, may require human and financial resources, distract our management, and negatively affect our reputation and operating results.
From time to time, we and our institutions have been and may be involved in various legal proceedings. In recent years, we have observed an increase in litigation brought against for-profit schools, including class actions brought by students and prospective students based on alleged misrepresentations about a school’s programs, an increase in “qui tam” lawsuits, and investigations by state attorneys general into for-profit postsecondary education institutions, which are described above under the heading “Risks Related to the Regulation of Our Industry.” For example, in November 2013, a putative class action was brought against HCN relating to a time period prior to our ownership. The lawsuit asserted claims for fraud and fraudulent inducement, negligent misrepresentation, breach of implied-in-fact contract, promissory estoppel, unjust enrichment, and violation of the Ohio Consumer Sales Practices Act. While HCN admitted to no wrongdoing in the eventual settlement agreement and the case was dismissed with prejudice after the payment of a de minimis settlement, in December 2015, ED sent HCN a letter informing HCN that ED had determined to fine HCN $27,500 based on ED’s finding that HCN had substantially misrepresented its programmatic accreditation status during a time period prior to our ownership of HCN. HCN informed ED in a letter that it disagreed with ED’s findings but would pay the fine in order to resolve promptly the matter and to enable ED to finalize its review of the application for a change in ownership. In the future, not all claims may be as easily resolved. The significant human and financial resources required to investigate and respond to claims brought in any future litigation may distract management’s attention from operating our business or lead to larger payments or liabilities, including adverse regulatory action, and, as a result, negatively affect our operating results.
Risks Related to Our Technology Infrastructure
We need to continue to expend time, money and resources our institutions’ information technology, which may place a strain on our capacity that could adversely affect our systems, controls, and operating efficiency, and those of our institutions.
We need to invest capital, time, and resources to update our institutions’ information technology, including our student-facing systems, in response to competitive pressures in the marketplace, including data analytics, artificial intelligence, interactive and immersive user and learning experience technologies such as those that leverage virtual and augmented reality, multi-channel customer engagement, and robotic process automation, to update or replace older systems, and to enhance functionality. We incurred approximately $2.1 million and $5.6 million during 2019 and 2020 to evaluate and invest in replacements or upgrades to our information technology systems, including our learning management and customer relationship management systems, and to inform the scope and duration of our larger overall information technology transformation program. We also anticipate spending between approximately $4.0 million and $5.0 million in 2021, focusing on specific information technology projects, including the completion of the customer relationship management system. We expect to make similar expenditures in future years. We may have to make investments to integrate the technology systems of Rasmussen University and would likely also have to make investments to integrate the technology systems of any business we may acquire in the future. Our efforts to improve our information technology systems may not be successful, may cost more than expected, may increase our level of spending, not all of which can be capitalized, or may otherwise adversely affect our financial condition. We may also be unable to address all of the initiatives that we would like to pursue, or find that the number of projects we are working on impacts our ability to adequately address critical areas. As a result of unsuccessful development efforts, or as a result of replacing outdated technology, software or other technology related assets, we may have assets that become impaired. For example, for the year ended December 31, 2016, we recorded a pretax, non-cash charge of $5.1 million in long-lived assets, primarily consisting of a loss that resulted from the abandonment of development of a new student course registration system. We will continue to evaluate our Partnership At a DistanceTM, or PAD, customized student information and services system for possible changes and upgrades and anticipate that we will eventually make significant changes to that system, as well.

If we are unable to increase the capacity of our institutions’ technology resources or update their resources appropriately, their ability to handle future growth, to attract or retain students, and our financial condition and results of operations could be adversely affected. Similarly, even if we are able to increase the capacity of our institutions’ resources and update their resources appropriately, our financial condition and results of operations could be adversely affected by an increased level of spending.
Significant system disruptions to our online computer networks, technology infrastructure, or online classroom infrastructure, or to the networks, infrastructure and systems of third parties, could negatively impact our ability to generate revenue and could damage our reputation, limiting our ability to attract and retain students.
The performance and reliability of our and our institutions’ networks and technology infrastructure, including those of third parties systems we use or rely on, is critical to our institutions’ reputation and ability to attract and retain students. Any system error or failure, or a sudden and significant increase in bandwidth usage, could interrupt our or our institutions’ ability to operate and could result in the unavailability of APUS’ online classrooms, preventing students from accessing their courses and adversely affecting our results of operations. In addition, our institutions’ technology infrastructure, and the technology infrastructure of our third-party vendors, could be vulnerable to interruption or malfunction due to events beyond our control, including natural disasters, cyber-attacks, terrorist activities, and telecommunications failures.
The proprietary information systems and processes at APUS that we refer to as Partnership at a DistanceTM, or PAD, have been predominantly developed in-house, with limited support from outside vendors. To the extent that we have utilized third-party vendors to provide certain software products for our systems, we have generally needed to integrate those products into, and ensure that they function with, PAD. We continuously work on upgrades to PAD, and our employees devote substantial time to its development and to the successful integration of third-party products into PAD. To the extent that we face system disruptions, malfunctions or vulnerabilities with PAD or the failure of PAD to meet internal or industry standards, or lose employees with experience on our systems, we may not have the capacity to address such disruptions, malfunctions, vulnerabilities, or failures or to continue to administer or make adequate modifications to PAD with our internal resources, and we may not be able to identify outside contractors with expertise relevant to our custom system.
We also use third party services such as cloud computing and software as a service for certain aspects of our operations and are reliant on the capabilities of vendors for such functions. We migrated to a cloud-based learning management system in 2020, and expect to increasingly rely on cloud computing and software as a service providers for our information technology operations in the future, such as through the continued implementation of a cloud-based customer relationship management system. Cloud computing and third party service providers may take actions beyond our control that could adversely affect our access to the provider’s service, including discontinuing or limiting our access to its platform or modifying or interpreting its terms of service or other policies in a manner that impacts our ability to run our business and operations. In addition, any transition of cloud computing and third-party services that we use to another vendor could be difficult to implement and cause us to incur significant time and expense. Any significant downtime or other interruption or disruption of these services could adversely impact our operations and our business.
Any significant interruption in the operation of our institutions’ data centers or server rooms or those of our third-party service providers could cause a loss of data. Even with redundancy, a significant interruption in the operation of these facilities or the loss of institutional and operational data due to a natural disaster, fire, power interruption, act of terrorism, or another unanticipated catastrophic event may not be preventable. Any significant interruption in the operation of these facilities, including an interruption caused by the failure to successfully expand or upgrade systems, or to manage transitions and implementations, could reduce the ability to manage network and technological infrastructure, which could adversely affect our institutions’ operations and reputations. Additionally, our institutions do not necessarily control the operation of the facilities hosting our technology infrastructure and may be required to rely on other parties to provide physical security, facilities management, and communications infrastructure services. If any third-party vendors encounter financial difficulty such as bankruptcy or other events beyond our control that causes them to fail to adequately secure and maintain their facilities or provide necessary connectivity or capacity, our institutions and their students may experience interruptions in service or the loss or theft of important data, which could adversely affect our financial condition.

Data security breaches and cyber-attacks could compromise sensitive information and cause system disruptions and significant damage to our business and reputation.
In the ordinary course of our business, we maintain on our network systems, and on the networks of our third-party providers, certain information that is confidential, proprietary, personal (such as student information), or otherwise sensitive in nature, including financial information and confidential business information. Our computer networks, and the networks of our third-party vendors, may be vulnerable to unauthorized access or disruptions by computer hackers, phishing, ransom-ware, computer viruses, denial of service attacks, malicious social engineering and other security attacks or security problems. A user who circumvents security measures could misappropriate confidential or proprietary information or personal information about our students or employees, or could cause interruptions or malfunctions in operations. Our systems and the systems maintained by our third-party providers, have been in the past, and may be in the future, subject to attempts to gain unauthorized access, breach or other system disruptions. In some cases, it is difficult to anticipate or to detect immediately such incidents and the damage caused thereby. If we or third parties with access to our systems, or to our proprietary information or personal information about our students or employees, experience security breaches in the future, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by such breaches, which could include litigation brought by affected individuals or other parties, the impositions of penalties, disruption to our operations, and damage to our reputation. Our planned increased use and reliance on cloud computing could expose us to additional risks. While our contractual arrangements with cloud computing vendors provide for the protection of information, we cannot control these vendors or their systems and cannot guarantee that a data security or privacy breach of their systems will not occur in the future.
We use external vendors to perform security assessments on a periodic basis to review and assess our information security. We utilize this information to audit ourselves to ensure that we are adequately monitoring the security of our technology infrastructure and to assess whether to prioritize the allocation of scarce resources to protect data and systems. However, we cannot ensure that these security assessments and audits will result in the protection of our computer networks against the threat of security breaches. Similarly, although we require our third-party vendors to maintain a level of security that is acceptable to us and work closely with our third-party vendors to address potential and actual security concerns and attacks, we cannot ensure that we and our systems and proprietary information or personal information about our students or employees will be protected against the threat of security attacks on our third-party vendors that affect our systems or such information. System disruptions and security breaches to our online computer networks, technology infrastructure, or online classroom infrastructure, or to the networks, infrastructures and systems of third parties could have an adverse effect on our financial condition.
We face an ever-increasing number of threats to our computer systems, including unauthorized activity and access, malicious penetration, system viruses, ransomware, phishing and other malicious code and cyber-attacks, including individual or organized cyber-attacks, which could breach our security and disrupt our systems. These risks increase when we make changes to our information technology systems or implement new ones. Our size makes us a prominent target for hacking and other cyber-attacks within the education industry. From time to time we experience security events and incidents, and these reflect an increasing level of malicious sophistication, organization, and innovation. We have devoted and will continue to devote significant resources to the security of our computer systems, but they may still be vulnerable to these threats and may subsequently be deemed to have been inadequate by regulators or courts. The lack of prescriptive measures in data security and cybersecurity laws could contribute to any such regulator or court findings. An organization or individual who circumvents computer system security measures could misappropriate proprietary information or cause interruptions or malfunctions in operations, perhaps over an extended period of time prior to detection. As a result, we may be required to expend significant additional resources to protect against the threat of or alleviate problems caused by these system disruptions and security breaches. Any of these events could have a material adverse effect on our business and financial condition. Although we maintain insurance in respect of these types of events, there is no assurance that available insurance proceeds would be adequate to compensate us for damages sustained due to these events.

The personal information that we collect may be vulnerable to breach, theft or loss that could adversely affect our reputation and operations.
Possession and use of personal information in our institutions’ operations subjects us to risks and costs that could harm our business. Our institutions or, in some cases, certain third-party vendors hired by our institutions, collect, use, and retain large amounts of personal information regarding our students and their families, including social security numbers, tax return information, personal and family financial data and student academic records. Our institutions also collect and maintain personal information of employees in the ordinary course of our business. Some of this personal information is held and managed by certain third-party vendors, including our third-party servicers and information technology vendors. Although our institutions use security and business controls to limit access and use of personal information, a third party may be able to circumvent those security and business controls, which could result in a breach of student or employee privacy. In addition, errors in the storage, use, or transmission of personal information, errors with our systems or networks, or intentional or unintentional misuse or loss of personal information could result in a breach of student or employee privacy. Possession and use of personal information in our institutions’ operations also subjects us to legislative and regulatory burdens that could restrict the use of personal information and require notification of data breaches. We cannot guarantee that a breach, loss, theft, or misuse of personal information will not occur. A violation of any laws or regulations relating to the collection, use, or security of personal information could result in the imposition of fines or lawsuits against us or our institutions. As a result, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by such breaches. Given the evolving nature of security threats and evolving safeguards, we cannot be sure that our chosen safeguards will protect against security threats to our systems, data, and business. Even security measures that are appropriate, reasonable, or in accordance with applicable legal requirements may not be able to protect the information we maintain. A breach, theft, or loss of personal information regarding our institutions’ students and their families or our institutions’ employees or other data that is held by our institutions or third-party vendors could have a material adverse effect on our institutions’ reputations and results of operations and result in legal actions by regulators, state attorneys general, and private litigants, any of which actions could divert management’s attention and have a material adverse effect on our business, financial condition, results of operations, and cash flows.
Failure to comply with privacy laws or regulations could have an adverse effect on our business.
Various federal, state, and international laws and regulations govern the collection, use, retention, sharing, and security of student and consumer data. These laws could be applied in a manner that results in costs, the imposition of fines and operational conditions on our business. For example, if an institution fails to comply with FERPA, ED may require corrective actions by the institution or may terminate an institution’s eligibility to participate in Title IV programs. Failure to comply with the applicable GLBA requirements may result in FTC enforcement, which could include the imposition of conditions, penalties, monitoring, and oversight. In addition, this area of the law is evolving, and interpretations of applicable laws and regulations differ. In addition, in the U.S. Congress and many state legislatures are considering legislation relating to privacy and security of personal information as are other countries. These evolving laws and interpretations are difficult to predict and could impact our business. Legislative activity in the privacy area may result in new laws that are relevant to us and the operations of our institutions, for example, restricting use or sharing of consumer data, including for marketing or advertising, and may lead to increases in the cost of compliance. For example, the CCPA and related regulations took effect in 2020, impose new disclosure obligations for businesses that collect personal information about California residents, afford those individuals new rights relating to their personal information that may affect our ability to use personal information, provide for the prospect of penalties and provide a private right to action for certain data breaches. In addition, our institutions may be subject to the GDPR, which contains a number of requirements that may apply when they collect or otherwise handle personal information about individuals in the EU. These laws’ applicability to us could result in substantial compliance costs or liabilities. The GDPR came into effect in May 2018, but enforcement priorities and interpretation of certain provisions remain unclear. Non-compliance with the GDPR could result in a fine for certain activities of up to 20 million Euros or 4% of an organization’s global annual revenue, whichever is higher, per violation. Claims of failure to comply with our institutions’ privacy policies or applicable laws or regulations could form the basis of governmental or private-party actions against us. Such claims and actions may cause damage to our institutions’

reputation and could have an adverse effect on our financial condition. The enactment of laws similar to the GDPR or CCPA, or any future changes in such laws or additional restrictions and laws, could result in significant costs and require us to change some of our business practices.
Government regulations relating to the internet could increase our cost of doing business and affect our ability to grow.
Government regulations relating to the internet could increase our cost of doing business and affect our ability to grow. The increasing reliance on and use of the internet and other online services has led and may continue to lead to the adoption of new laws and regulatory practices in the United States or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, cybersecurity, internet neutrality, copyrights, trademarks and service marks, sales taxes, fair business practices, and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location. New laws, regulations or interpretations related to doing business over the internet could increase our costs of compliance or doing business and materially affect our institutions’ ability to offer online courses, which would have a material effect on our business and financial condition.
Risks Related to Owning our Common Stock
The price of our common stock may be volatile, and as a result returns on an investment in our common stock may be volatile.
Our stock has had relatively limited public float, and trading in our common stock has also been limited and, at times, volatile. An active trading market for our common stock may not be sustained, and the trading price of our common stock may fluctuate substantially.
The price of our common stock may fluctuate as a result of some or all of the following:
•	price and volume fluctuations in the overall stock market from time to time;
•	significant volatility in the market price and trading volume of comparable companies;
•	actual or anticipated changes in our earnings, our institutions’ net course registrations or enrollments, or fluctuations in our operating results or in the expectations of securities analysts;
•	the actual, anticipated or perceived impact of changes in the political environment, government policies, laws and regulations, or similar changes made by accrediting bodies;
•	the depth and liquidity of the market for our common stock;
•	general economic conditions and trends;
•	catastrophic events;
•	purchases or sales of large blocks of our stock;
•	recruitment or departure of key personnel; or
•	actions of others in our industry.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and monetary damages and could divert management’s attention and resources from our business.
Seasonal and other fluctuations in our results of operations could adversely affect the trading price of our common stock.
Our quarterly results fluctuate and, therefore, the results in any quarter may not represent the results we may achieve in any subsequent quarter or full year. Our revenue and operating results normally fluctuate as a result of seasonal or other variations in our institutions’ enrollments and associated expenses. The student population at our institutions varies as a result of new enrollments, graduations, student attrition, increased military operations and deployments, the success of our marketing programs, and other reasons that we cannot always anticipate. We expect quarterly fluctuations in operating results to continue as a result of seasonal enrollment patterns at our institutions and related fluctuations in expenses. These fluctuations may result in volatility in our results of operations, have an adverse effect on the market price of our common stock, or both.
If securities or industry analysts do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price or trading volume could decline.
The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. We previously were covered by more analysts, but we currently only have limited research coverage by analysts, which makes it more difficult to attract interest from investors. Furthermore, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business, or our stock performance, or if our performance does not meet the expectations of analysts, our stock price would likely decline. If one or more of the analysts covering us cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
Provisions in our organizational documents and in the Delaware General Corporation Law may prevent takeover attempts that could be beneficial to our stockholders.
Provisions in our charter and bylaws and in the Delaware General Corporation Law may make it difficult and expensive for a third party to pursue a takeover attempt we oppose even if a change of control of our Company would be beneficial to the interests of our stockholders. These provisions include:
•
the ability of our Board of Directors to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, preferences, and rights of each series without stockholder approval, which may discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our Company;

•	a requirement that stockholders provide advance notice of their intention to nominate a director or to propose any other business at an annual meeting of stockholders;
•	a prohibition against stockholder action by means of written consent unless otherwise approved by our Board of Directors in advance; and
Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner.
Risks Related to This Offering
Substantial future sales or other issuances of our common stock could depress the market for our common stock.
Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.
In connection with this offering, we and our directors and executive officers have entered into lock-up agreements for a period of 90 days following this offering. We and our directors and executive officers may be released from such lock-up agreements prior to the expiration of the lock-up period at the sole discretion of Truist Securities, Inc. and William Blair & Company, L.L.C. (See the section entitled “Underwriting” of this prospectus supplement). Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock. Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue to incur costs and expenses, including instructional costs and services, selling and promotional, and general and administrative costs, and may need to sell additional equity securities to satisfy our funding requirements. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences, or privileges than our existing common stock.
We have broad discretion in the use of the net proceeds of this offering and we may use the net proceeds in ways with which you may not agree and in ways that do not increase the value of your investment.
Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds and will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. We currently intend to use the net proceeds from this offering for general corporate purposes which may include the partial funding of the Rasmussen Acquisition. However, we have not determined the specific allocation of the net proceeds among these potential uses. The completion of this offering is not contingent upon the completion of the Rasmussen Acquisition. If the Rasmussen Acquisition is not completed, then we intend to use all of the net proceeds for other general corporate purposes, which could include other acquisitions. We can provide no assurance that the Rasmussen Acquisition will be consummated in a timely manner, or at all. Please see the section entitled “Use of Proceeds” of this prospectus supplement for further information. You may not agree with the ways we decide to use the proceeds of this offering and our cash reserves generally, and our use of the proceeds may not improve our operating results or yield a favorable return to our stockholders. The failure of our management to use the proceeds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay growth or investment in our business.
We do not anticipate paying cash dividends in the foreseeable future, and accordingly, any return to stockholders will be limited to potential increases in the price of our common stock.
We have not historically paid cash dividends on our common stock, and we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to potential increases in market value of our common stock and in the value of any shares of our common stock they may own. The payment of any dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, earnings, capital requirements, contractual restrictions, including the terms of future credit facilities, outstanding indebtedness, and other factors deemed relevant by our Board of Directors. Investors seeking cash dividends should not invest in our common stock.
We may sell additional equity or debt securities, or enter into additional credit facilities, to fund our operations, which may result in dilution to our stockholders and/or impose restrictions on our business.
In order to raise additional funds to support our operations, we may sell additional equity or debt securities, or enter into credit facilities, in addition to the substantial indebtedness we intend to incur in connection with the Rasmussen Acquisition, which would result in dilution to all of our stockholders or impose restrictive covenants that adversely impact our business. The incurrence of additional indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus may contain forward-looking statements, including with respect to our plans, objectives, and expectations for our business, operations, and financial performance and condition. Any statements contained herein or therein that are not statements of historical facts may be deemed to be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words or expressions that convey future events, conditions, circumstances, or outcomes to identify these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•	our proposed acquisition of Rasmussen University;
•	changes to and expectations regarding our student enrollment, net course registrations, and the composition of our student body, including the pace of such changes;
•	our ability to maintain, develop, and grow our technology infrastructure to support our student body;
•	our conversion of prospective students to enrolled students and our retention of active students;
•
our ability to update and expand the content of existing programs and develop new programs to meet emerging student needs and marketplace demands, and our ability to do so in a cost-effective manner or on a timely basis;

•	our plans for, marketing of, and initiatives at, our institutions;
•	our ability to leverage our investments in support of our initiatives, students, and institutions;
•	our maintenance and expansion of our relationships and partnerships and the development of new relationships and partnerships;
•	actions by the Department of Defense or branches of the United States Armed Forces;
•	federal appropriations and other budgetary matters, including government shutdowns;
•	our ability to comply with the extensive regulatory framework applicable to our industry, as well as state law and regulations and accrediting agency requirements;
•	our ability to undertake initiatives to improve the learning experience and attract students who are likely to persist;
•	changes in enrollment in postsecondary degree-granting institutions and workforce needs;
•	the competitive environment in which we operate;
•	our cash needs and expectations regarding cash flow from operations;
•	our ability to manage and influence our bad debt expense;
•	our ability to manage, grow, and diversify our business and execute our business initiatives and strategy;
•
our expectations regarding the effects of and our response to the COVID-19 pandemic, including our ability to successfully shift to blended in person and online learning at HCN, impacts on business operations and our financial results, and our ability to take advantage of emergency relief and to comply with related regulations;

•	our financial performance generally; and
•	our intended use of the proceeds from sales of securities by us.
Forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account information currently available to us, and are not guarantees of future results. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. Risks and uncertainties involved in the forward-looking statements include, among others, the factors set forth above in the section of this prospectus supplement entitled

“Risk Factors.” Forward-looking statements should be considered in light of these factors and the factors described elsewhere in this prospectus supplement, the accompanying prospectus, and in other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act), including the sections of our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus, and any free writing prospectus as being applicable to all related forward-looking statements wherever they appear herein or therein. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance, or achievements may vary materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements made by us, which speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements after the date of this prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which the accompanying prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by the foregoing cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of 3,200,000 shares of our common stock in this offering will be approximately $75,090,000, or approximately $86,430,000 if the underwriters exercise their option to purchase up to an additional 480,000 shares in full based on the public offering price of $25.00 per share of common stock, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering for general corporate purposes.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors. If we complete the Rasmussen Acquisition, we may use a portion of the net proceeds of this offering to fund costs associated with closing of the Rasmussen Acquisition, including to replace our obligation to issue $29 million of preferred stock at the closing of that transaction, and the remainder for general corporate purposes, which could include future acquisitions, capital expenditures, and working capital. The completion of this offering is not contingent upon the completion of the Rasmussen Acquisition. If the Rasmussen Acquisition is not completed, then we intend to use all of the net proceeds for general corporate purposes, which could include other acquisitions.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of our common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

CAPITALIZATION
The following table sets forth our cash, cash equivalents, and restricted cash and capitalization as of September 30, 2020:
•	on an actual basis; and
•
on an as adjusted basis to give further effect to the sale of 3,200,000 shares in this offering at a public offering price of $25.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase up to an additional 480,000 shares in this offering).

You should read the table below together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 9, 2020, which is incorporated by reference into this prospectus supplement and accompanying prospectus. For information regarding the shares of our common stock to be outstanding after the completion of this offering as of February 23, 2021, see the section of this prospectus supplement entitled “The Offering—Outstanding Shares.”
	As of September 30, 2020
	Actual	As Adjusted
	(in thousands, except share amounts)
Cash, cash equivalents, and restricted cash(1)	$228,009	$303,099

Preferred stock, $.01 par value per share; authorized shares - 10,000,000; no shares issued or outstanding	—	—
Common stock, $.01 par value per share; authorized shares - 100,000,000; 14,809,172 shares issued and outstanding as of September 30, 2020; 18,009,172 shares issued and outstanding as adjusted	148	180
Additional paid-in capital	193,787	268,845
Retained earnings	104,109	104,109
Total stockholders’ equity	298,044	373,134
Total capitalization	$298,044	$373,134
(1)
Cash, cash equivalents, and restricted cash includes funds held for students for unbilled educational services that were received from Title IV programs. We are required to maintain and restrict these funds pursuant to the terms of the applicable institution’s program participation agreement with the U.S. Department of Education. Restricted cash on the Company’s consolidated balance sheet as of September 30, 2020 was $1.6 million.

The information set forth in the table above is based on 14,809,172 shares of our common stock outstanding as of September 30, 2020. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2020, and excludes as of that date:
•
60,504 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2020 at a weighted-average exercise price of $26.39 per share and any exercise after that date;

•	533,696 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2020 and any settlement after that date;
•	545,958 shares of our common stock available for future issuance under the American Public Education, Inc. 2017 Omnibus Incentive Plan as of September 30, 2020; and
•	102,073 shares of our common stock available for future issuance under American Public Education, Inc. Employee Stock Purchase Plan as of September 30, 2020.
Except as otherwise indicated, all information in this prospectus supplement (including the “As Adjusted” column above) does not assume or give effect to the exercise of the underwriters’ option to purchase additional shares in this offering, or the closing of the Rasmussen Acquisition.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of shares of our common stock issued pursuant to this offering. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the ownership and disposition of our common stock.
This discussion is limited to non-U.S. holders that acquire our common stock in this offering and hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:
•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	persons holding our common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers, or traders in securities;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code; and
•	tax-qualified retirement plans.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS, UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, AND UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes. A “U.S. holder” for this purpose is a person that, for U.S. federal income tax purposes, is:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

Distributions
We do not anticipate declaring or paying distributions to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts distributed to a non-U.S. holder that are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of, and will reduce, the non-U.S. holder’s adjusted tax basis in its common stock. Any excess amount will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.
Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).
Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the U.S. and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Disposition of Common Stock
Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our common stock constitutes U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the U.S.) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the Nasdaq Global Select Market, and such non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid applicable IRS Form W-8, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock within the U.S., and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock outside the U.S. conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on an applicable IRS Form W-8, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), and annually report certain information about such accounts. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Withholding Agents generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States. governing FATCA may be subject to different rules.

UNDERWRITING
Truist Securities, Inc. and William Blair & Company, L.L.C. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below:
Name of Underwriter	Number of Shares
Truist Securities, Inc.	1,200,000
William Blair & Company, L.L.C.	1,200,000
B. Riley Securities, Inc.	480,000
Barrington Research Associates, Inc.	160,000
Sidoti & Company, LLC	160,000
Total	3,200,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.825 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$25.00	$80,000,000	$92,000,000
Underwriting discount	$1.375	$4,400,000	$5,060,000
Proceeds, before expenses, to us	$23.625	$75,600,000	$86,940,000
The expenses of the offering, not including the underwriting discount, are estimated at approximately $510,000 and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $45,000.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional 480,000 shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We, our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act, relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representatives, for a period of 90 days after the date of this prospectus supplement.
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock.
In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
One or more affiliates of the underwriters may be lenders under certain of our current or future credit facilities. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under such facilities, those lenders will receive their pro rata portion of the proceeds from this offering we use to pay any such amounts.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require the company or any representative to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and the representatives that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, our company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the years ended December 31, 2019 and December 31, 2018, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements incorporated in this prospectus supplement by reference to the 2019 Annual Report for the fiscal year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Rasmussen, LLC as of and for each of the fiscal years ended September 30, 2020 and 2019 incorporated in this prospectus supplement by reference to Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 11, 2021 have been audited by McClintock & Associates, an independent public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. We make available, free of charge, on our website at www.apei.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to such reports as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.
Information on or accessible through our website is not incorporated by reference in, and is not part of, this prospectus supplement or the accompanying prospectus.
This prospectus supplement and accompanying prospectus are part of a registration statement that we have filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained through the SEC’s website, as provided above, or from us, as described in the section of this prospectus supplement entitled “Incorporation by Reference.” Certain documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement and accompanying prospectus about these documents are summaries and each statement is subject, and qualified in all respects by reference, to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed in accordance with SEC rules):
•
our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 10, 2020, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 11, 2020, which we refer to the 2019 Annual Report, including the information incorporated therein by reference from our definitive proxy statement for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 3, 2020;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020, and November 9, 2020;
•	our current reports on Form 8-K filed with the SEC on May 18, 2020, June 15, 2020, July 7, 2020, October 29, 2020, and February 11, 2021; and
•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on November 11, 2007, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the 2019 Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering, including those filed after the date of the initial registration statement of which this prospectus supplement is part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:
American Public Education, Inc.
111 West Congress Street
Charles Town, West Virginia 25414
(304) 724-3700

PROSPECTUS

American Public Education, Inc.
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Stock Purchase Contracts
Units
We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell and the general manner in which they may be offered.
Each time we offer securities pursuant to this prospectus, we will provide one or more supplements to this prospectus or free writing prospectuses containing specific information about the offering and the terms of the securities being sold. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, the information incorporated herein and therein by reference, and any free writing prospectus before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any of the securities and the terms of the arrangements with them will be set forth in the applicable prospectus supplement or free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION OF THIS PROSPECTUS ENTITLED “Risk Factors” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “APEI”. On February 10, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $30.62 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 19, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to an aggregate dollar amount of $300,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectuses, together with the additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell or solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus, the information incorporated herein by reference, and any prospectus supplement or free writing prospectus contain or may contain references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners.
When we refer to “we,” “our,” “us,” and the “Company” and similar terms in this prospectus, we mean American Public Education, Inc. and our subsidiaries collectively unless the context indicates otherwise. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. We make available, free of charge, on our website at www.apei.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to such reports as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.
Information on or accessible through our website is not incorporated by reference herein, or part of, this prospectus or any accompanying prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement that we have filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained through the SEC’s website, as provided above, or from us, as provided in the section of this prospectus entitled “Incorporation by Reference.” Certain documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is subject, and qualified in all respects by reference, to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed in accordance with SEC rules):
•
our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 10, 2020, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 11, 2020, which we refer to the 2019 Annual Report, including the information incorporated therein by reference from our definitive proxy statement for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 3, 2020;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020, and November 9, 2020;
•	our current reports on Form 8-K filed with the SEC on May 18, 2020, June 15, 2020, July 7, 2020, October 29, 2020, and February 11, 2021; and
•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on November 11, 2007, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the 2019 Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering, including those filed after the date of the initial registration statement of which this prospectus is part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:
American Public Education, Inc.
111 West Congress Street
Charles Town, West Virginia, 25414
(304) 724-3700

THE COMPANY
American Public Education, Inc., or APEI, is a provider of online and campus-based postsecondary education through our wholly owned institutions. APEI seeks to maximize a student’s return on their educational investment. Our institutions of higher learning offer programs designed to help students advance in their current occupation, or prepare for their next career, and develop the competencies that enable them to make meaningful contributions to their profession and society. Our institutions currently consist of:
•
American Public University System, Inc. provides online postsecondary education directed primarily at the needs of the military, military-affiliated, public service and service-minded communities through American Military University, and American Public University.

•
National Education Seminars, Inc., which we refer to as Hondros College of Nursing, provides nursing education through a blend of on campus and online learning to serve the needs of the nursing and healthcare communities.

On October 28, 2020, we entered into a definitive agreement to acquire Rasmussen University, a nursing- and health sciences-focused institution serving students at campuses across six states and online, which we refer to as the Rasmussen Acquisition. The Rasmussen Acquisition is expected to close in the third quarter of 2021, subject to the satisfaction or waiver of closing conditions that include, among others, regulatory review by the United States Department of Education, approval by the Higher Learning Commission, and approval by or notices to other regulatory and accrediting bodies.
APEI was incorporated in Delaware in 2002 as the successor to a Virginia corporation incorporated in 1991. Our principal executive offices are located at 111 West Congress Street, Charles Town, WV 25414, and our telephone number is (304) 724-3700. Our website address is www.apei.com. Our website address is intended to be an inactive, textual reference only. Information on or accessible through our website is not incorporated by reference herein and does not form a part of this prospectus.

RISK FACTORS
Investing in any securities offered under this prospectus and the applicable prospectus supplement involves significant risks. You should carefully consider the risk factors incorporated by reference to the 2019 Annual Report, our quarterly reports on Form 10-Q filed with the SEC on May 11, 2020, August 10, 2020, and November 9, 2020, and any subsequent reports we file with the SEC after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplement and any free writing prospectus may contain forward-looking statements, including with respect to our plans, objectives, and expectations for our business, operations, and financial performance and condition. Any statements contained herein or therein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words or expressions that convey future events, conditions, circumstances, or outcomes to identify these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•	our proposed acquisition of Rasmussen University;
•	changes to and expectations regarding our student enrollment, net course registrations, and the composition of our student body, including the pace of such changes;
•	our ability to maintain, develop, and grow our technology infrastructure to support our student body;
•	our conversion of prospective students to enrolled students and our retention of active students;
•
our ability to update and expand the content of existing programs and develop new programs to meet emerging student needs and marketplace demands, and our ability to do so in a cost-effective manner or on a timely basis;

•	our plans for, marketing of, and initiatives at, our institutions;
•	our ability to leverage our investments in support of our initiatives, students, and institutions;
•	our maintenance and expansion of our relationships and partnerships and the development of new relationships and partnerships;
•	actions by the Department of Defense or branches of the United States Armed Forces;
•	federal appropriations and other budgetary matters, including government shutdowns;
•	our ability to comply with the extensive regulatory framework applicable to our industry, as well as state law and regulations and accrediting agency requirements;
•	our ability to undertake initiatives to improve the learning experience and attract students who are likely to persist;
•	changes in enrollment in postsecondary degree granting institutions and workforce needs;
•	the competitive environment in which we operate;
•	our cash needs and expectations regarding cash flow from operations;
•	our ability to manage and influence our bad debt expense;
•	our ability to manage, grow, and diversify our business and execute our business initiatives and strategy;
•
our expectations regarding the effects of and our response to the COVID-19 pandemic, including our ability to successfully shift to blended in person and online learning at Hondros College of Nursing, impacts on business operations and our financial results, and our ability to take advantage of emergency relief and to comply with related regulations;

•	our financial performance generally; and
•	our intended use of the proceeds from sales of securities by us.
Forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account information currently available to us, and are not guarantees of future results. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by these forward-looking statements. We discuss many of these risks in greater detail in the section of this prospectus entitled “Risk Factors” and elsewhere in this prospectus and any related free writing prospectus, and in other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). You should read these factors and the other cautionary statements made in this prospectus, the applicable prospectus supplement, and any free writing prospectus as being applicable to all related forward-looking statements wherever they appear herein or therein. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance, or achievements may vary materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements made by us, which speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, the applicable prospectus supplement and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by the foregoing cautionary statements.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us under this prospectus for general corporate purposes. These purposes may include capital expenditures, working capital, repayment or redemption of indebtedness, acquisitions, stock repurchases, investments in subsidiaries and joint ventures, and any other corporate purpose. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds from the sale of securities under this prospectus or the amounts to be used for such purposes. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds described above, we plan to invest any net proceeds from sales of securities by us in a variety of capital preservation investments, including money market funds and U.S. government debt securities. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain information about our capital stock. The summary does not purport to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of Delaware General Corporation Law. You can view copies of our amended and restated certificate of incorporation and our amended and restated bylaws as described under the heading “Where You Can Find More Information.”
General
Under our amended and restated certificate of incorporation, we are authorized to issue up to 110,000,000 shares of capital stock, consisting of up to 100,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. As of February 10, 2021, we had 14,878,538 shares of common stock outstanding and held of record by approximately 448 holders. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in “street name” by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. There are no shares of preferred stock outstanding.
Common Stock
Authorized Common Stock
Our amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock, $0.01 par value per share.
Rights of Common Stock
Voting Rights; Dividends; Liquidation. Holders of common stock are entitled:
•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;
•
to receive dividends, which shall not be cumulative, as may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock; and

•
upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

Other Rights and Preferences. The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption, or sinking fund rights. The common stock is not subject to future calls or assessments by us. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment or certificate of designation relating to the terms of any series of preferred stock if the holders of the affected series are entitled to vote on such amendment or certificate of designation under the amended and restated certificate of incorporation.
The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Listing on the Nasdaq Global Select Market
Our common stock is listed on the Nasdaq Global Select Market under the symbol “APEI”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock
Under our amended and restated certificate of incorporation, our board of directors has the authority, without the approval of our stockholders, except as described below, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the voting powers, designations, preferences and the relative, participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time.
If we offer a series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for the offering. Our board of directors will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. To the extent required, this description will include:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into shares of our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Because our board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of the common stock, which could adversely affect the holders of the common stock and could discourage a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Anti-Takeover Effect of Our Certificate of Incorporation and Bylaw Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make it more difficult to complete an acquisition of American Public Education, Inc. by means of a tender offer, a proxy contest, or otherwise.
Maximum Number of Directors. Our amended and restated certificate of incorporation does not limit the maximum size of our board of directors.
Special Stockholder Meetings. Our amended and restated bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors.
No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by our board of directors. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent, or invalidate stockholder action.
Stockholder Advance Notice Procedure. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which we provide the notice or public disclosure of the date of the meeting. The notice must include the following information:
•	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;
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a representation that the stockholder is a holder of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

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such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, or the matter had been proposed, or intended to be proposed, by our board of directors;

•	if applicable, the consent of each nominee to serve as a director if elected;

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a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation in the form required of incumbent directors set forth in the amended and restated bylaws; and

•	such other information that our board of directors may request in its discretion.
Undesignated Preferred Stock. Because our board of directors has the power to establish the preferences and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of the common stock, which could adversely affect the holders of the common stock and could discourage a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.
Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:
•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•	any merger or consolidation of the corporation with the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.
The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve even if a change in control would be beneficial to the interests of our stockholders.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes certain terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the indenture, which may be amended or supplemented from time to time, that contains the terms of the debt securities.
The following summary of provisions of the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the complete text of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement.
The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Debt Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.
Provisions of Indenture
A prospectus supplement, the indenture, and a supplemental indenture or authorizing resolution of our board of directors (including any related officer’s certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the form and title of the debt securities;
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the aggregate principal amount of the debt securities and any limit on the aggregate principal amount, provided, however, that such amount may from time to time be increased by a resolution of our board of directors;

•	the price or prices at which the debt securities will be sold;
•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security is registered;
•	the date or dates on which the principal of the debt securities will be payable;
•	the rate or rates (fixed or variable, or combination thereof) at which the debt securities will bear interest, if any, or the method of determining such rate or rates;
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the date or dates on which any such interest shall be payable, the date or dates on which payment of any such interest will commence and the record dates, if any, for such payment date or dates, or the method of determining such date or dates, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	any optional or mandatory redemption or repayment option, including any sinking fund, amortization or analogous provisions;
•	if other than a minimum denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	any provisions granting special rights to holders when a specified event occurs;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the indenture;
•	if other than U.S. dollars, the currency or currencies for which the debt securities will be issued or in which the principal thereof, any premium thereon and any interest thereon will be payable;
•	provisions regarding the convertibility or exchangeability of the debt securities;
•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;
•	provisions relating to the satisfaction and discharge of the indenture;
•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;
•	if other than the trustee, the identity of any other trustee, the registrar for the debt securities and any paying agent;
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whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

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whether the debt securities will be issued in a transaction exempt from registration under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed;

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the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange; and

•	any other terms not prohibited by the provisions of the indenture.
Global Debt Securities
Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or participants, or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.
Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
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DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

•	there shall have occurred and be continuing an event of default under the debt securities and the registrar shall have received a request from the depositary to issue certificated securities;
•	we determine in our sole discretion that the global debt security will be exchangeable for definitive debt securities in registered form; or
•	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based on directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security will be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com; the information contained on that website is not incorporated in this prospectus or in any prospectus supplement.
Certain Covenants
The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. Under the indenture, we will agree to:
•	pay the principal of, and interest and any premium on, the debt securities when due;
•	maintain a place of payment;
•	deliver an officer’s certificate to the trustee within 120 days after the end of each fiscal year regarding our review of compliance with our obligations under the indenture;
•	maintain our corporate existence; and
•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.
Consolidation, Merger or Asset Sale
The indenture generally will allow us to consolidate with or merge into any other person, association or entity. The indenture will also allow us to convey, transfer or lease our property and assets as, or substantially as, an entirety to a person, association or entity.

However, we will only consolidate with or merge into any other person, association or entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety according to the terms and conditions of the indenture, including the following requirements:
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(i) we are the surviving or continuing person or (ii) the remaining or acquiring person, association or entity is a corporation or partnership organized under the laws of the United States, any state or the District of Columbia (or if such person, association or entity is not a corporation or partnership, then the successor shall include any corporate co-issuer of the debt securities) and expressly assumes all of our responsibilities and liabilities under the indenture, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, as defined below, exists; and
•	delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all related conditions have been satisfied.
The remaining or acquiring person, association or entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise our rights and powers under the indenture, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indenture and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indenture and the debt securities.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under the indenture with respect to any series of debt securities issued under the indenture:
•	failure to pay any interest on any debt security of the series when due, continued for 30 days;
•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;
•	failure to deposit a sinking fund payment when and as due by the terms of a debt security of the series;
•	failure to perform or comply with any covenant in the indenture or related supplemental indenture, continued for 90 days after written notice as provided in the indenture;
•	certain events in bankruptcy, insolvency or reorganization affecting us; and
•	any other Event of Default set forth in the indenture or supplemental indenture relating to the debt securities of that series.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.
If an Event of Default occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.
Subject to provisions in the indenture relating to its duties in case an Event of Default shall have occurred and be continuing, the trustee will not be under an obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee, for any series of debt securities.

Defeasance
Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture, or legal defeasance, or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series, or covenant defeasance.
We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.
To exercise either defeasance option as to a series of debt securities, we must:
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irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

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deliver a certificate from an independent public accountant or financial advisor expressing its opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

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comply with certain other conditions, including that there be no Event of Default at the time of deposit or Event of Default due to bankruptcy on or prior to the 90th day after the deposit date. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes as a result of the deposit.

Discharge
We may discharge all our obligations under the indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:
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all outstanding notes of that series (except (i) mutilated, destroyed, lost or stolen notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us and (ii) notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee cancelled or for cancellation; or

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all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date; and

•	we have paid all other sums due under the indenture and delivered an officer’s certificate and opinion of counsel to the trustee stating that all related conditions have been satisfied.
Modification of the Indenture
Under the indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.
No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the enforcement of any payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the trustee may amend the indenture without the consent of any holder of the debt securities to make certain changes, such as:
•	curing ambiguities or correcting defects or inconsistencies;
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otherwise adding or changing provisions with respect to matters or questions arising under the indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the indenture and the debt securities of any series;
•	providing for the acceptance of appointment by a successor trustee;
•	qualifying the indenture under the Trust Indenture Act, or TIA;
•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded or any applicable depositary;
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adding, changing or eliminating provisions relating to a particular series of debt securities to be issued, provided that any such addition, change or elimination (1) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt security with respect to such provision or (2) shall become effective only when there is not such debt security outstanding;

•	to establish the form or terms of any debt securities of any series under the indenture; or
•	to provide for the issuance of additional debt securities of any series.
No Individual Liability of Officers, Directors, Employees or Stockholders
No director, officer, employee or stockholder, as such, of ours or any of our affiliates will have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.
Governing Law
The indenture and all the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.
We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to the indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.
Under the TIA, the indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the TIA relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following description summarizes certain provisions of the warrants and warrant agreements and is subject, and qualified in its entirety by reference, to the complete text of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any offering of warrants will be described in the prospectus supplement relating to the offering. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion, and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities, or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock, or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	certain United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.
Holders of equity warrants will not be entitled:
•	to vote, consent, or receive dividends;
•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	to exercise any rights as stockholders of the Company.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution, or winding up on the common stock or preferred stock, if any.
The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the complete text any applicable warrant agreement and certificate, which will be filed with the SEC.

DESCRIPTION OF RIGHTS
We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholders receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•	the price, if any, per right;
•	the exercise price payable for debt securities, preferred stock, common stock, or other securities upon the exercise of the rights;
•	the number of rights issued or to be issued to each stockholder;
•	the number and terms of debt securities, preferred stock, common stock, or other securities which may be purchased per right;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas.
The applicable prospectus supplement will describe the material terms of the stock purchase contracts. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete stock purchase contract agreements and stock purchase contracts that contain the terms of the stock purchase contracts. Certain United States federal income tax considerations applicable to the stock purchase contracts will also be discussed in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any stock purchase contracts that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable stock purchase contract, and, if applicable, collateral or depositary arrangements relating to the stock purchase contract, which will be filed with the SEC.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain features of the units that we may offer under this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.
The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable unit agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION
We may sell the securities, from time to time pursuant to public offerings, negotiated transactions, block trades, “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act into an existing trading market, at prevailing market prices, or a combination of these methods or any other legally available means. We may sell the securities:
•	through underwriters, dealers or agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
We will describe in the applicable prospectus supplement the particular terms of the offering of securities, including the following:
•	the names of any underwriters;
•	the purchase price and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which the securities may be listed; and
•	any other information we think is important.
If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to specified conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
We also may sell offered securities directly to one or more purchasers.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.
Unless indicated in the applicable prospectus supplement, we do not expect to list the securities, other than our common stock, on a securities exchange.
To facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and, subject to compliance with applicable law, are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by our counsel, Hogan Lovells US LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the years ended December 31, 2019 and December 31, 2018, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements incorporated in this prospectus by reference to the 2019 Annual Report for the fiscal year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Rasmussen, LLC as of and for each of the fiscal years ended September 30, 2020 and 2019 incorporated in this prospectus by reference to Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 11, 2021 have been audited by McClintock & Associates, an independent public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

3,200,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Truist Securities	William Blair
Passive Book-Running Manager
B. Riley Securities
Co-Managers
Barrington Research	Sidoti & Company, LLC
February 25, 2021